UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Protective Life Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Protective Life Corporation
Post Office Box 2606
Birmingham, Alabama 35202
205-268-1000

March 30, 2007

Dear Share Owners:

It is my pleasure to invite you to Protective’s annual meeting of share owners. We will hold the meeting at our home office on Monday, May 7, 2007 at 10:00 a.m., Central Time. The address for the meeting is the Protective Center, 2801 Highway 280 South, Birmingham, Alabama 35223. At this meeting, we will consider the matters described in the proxy statement and review the major developments since our last share owners’ meeting.

This booklet includes the notice of annual meeting and our proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about Protective. Our 2006 Annual Report to Share Owners is also enclosed.

Your vote is important to us, no matter how many shares you own. You may vote on the Internet, by telephone or by using a traditional proxy card. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted your proxy.

We look forward to your participation.

Sincerely yours,

JOHN D. JOHNS
Chairman of the Board, President and Chief Executive Officer

NOTICE OF 2007 ANNUAL MEETING OF SHARE OWNERS

Date:	Monday, May 7, 2007
Time:	10:00 a.m. Central Time
Place:	Protective Life Corporation
Protective Center
2801 Highway 280 South
Birmingham, Alabama 35223

Dear Share Owners:

At the annual meeting, we will ask you to:

•       Elect 12 directors,

•       Ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants,

•       Approve our Annual Incentive Plan, and

•       Transact any other business that may be properly presented at the meeting.

You may vote at the annual meeting if you were a share owner of record at the close of business on March 9, 2007.

The annual meeting may be postponed by an announcement at the meeting, and reconvened at a later time. Any business for which this notice is given may be transacted at the subsequent meeting.

By Order of the Board of Directors,

DEBORAH J. LONG
Secretary

March 30, 2007

PROXY STATEMENT

The Board of Directors is soliciting proxies to be used at our annual meeting of share owners. We will hold the annual meeting on Monday, May 7, 2007, beginning at 10:00 a.m., Central Time, at our home office at 2801 Highway 280 South, Birmingham, Alabama 35223. This proxy statement and the enclosed form of proxy are being mailed to our share owners beginning on or about March 30, 2007.

“We,” “our,” “us” and “Protective” each refers to Protective Life Corporation. “You” and “your” each refers to our share owners.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person whom you designate to vote your stock. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card.

What is a proxy statement?

A proxy statement is a document that the Securities and Exchange Commission (“SEC”) requires us to give to you when we ask you to sign a proxy card to vote your stock at the annual meeting.

What is the purpose of the annual meeting?

At our annual meeting, share owners will act upon the proposals outlined in the notice of meeting. Also, our management will report on our performance during the last fiscal year and respond to appropriate questions from share owners.

What is the record date and what does it mean?

The record date for the annual meeting is March 9, 2007. Our Board of Directors establishes the record date. Holders of common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the meeting.

How many shares are entitled to vote at the annual meeting?

On March 9, 2007, 70,056,891 shares of common stock were outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote on each proposal.

What happens if the meeting is postponed or adjourned?

The meeting may be postponed or adjourned by an announcement at the meeting. If this happens, the proxies may vote your shares at the subsequent meeting as well, unless you have revoked your voting instructions.

What constitutes a quorum at the meeting?

The holders of a majority of the outstanding shares of common stock, present in person or represented by proxy at the meeting, will constitute a quorum for transacting business. Abstentions count as “shares present” for determining whether a quorum exists.

What is the difference between a share owner of record and a “street name” holder?

If your shares are registered directly in your name with The Bank of New York, our stock transfer agent, you are considered the share owner of record of those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in “street name.”

How do I vote my shares?

If you are a share owner of record, you can give a proxy to be voted at the meeting either:

•       by telephone by calling a toll-free number,

•       on the Internet, or

•       by mailing the enclosed proxy card.

We set up the telephone and Internet voting procedures for your convenience. We designed these procedures to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a share owner of record and you would like to vote by telephone or the Internet, please refer to the instructions on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, your shares will be voted as you direct.

If you hold your shares in street name, your broker or nominee will vote your shares as you direct. You must give your voting instructions in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

What does it mean if I get more than one proxy card?

If you get more than one proxy card, it means that your shares are registered differently and are in more than one account. Please sign and return all proxy cards to be sure that all of your shares are voted.

Can I vote my shares in person at the meeting?

Yes. If you are a share owner of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, if you are a street name holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

•       Election of directors – You may vote for all nominees, or you may withhold your vote with respect to one or more nominees. See page 4 for this proposal.

•       Ratification of appointment of PricewaterhouseCoopers LLP as our independent accountants – You may vote for or against, or abstain from voting on, the proposal. See page 6 for this proposal.

•       Approval of Annual Incentive Plan – You may vote for or against, or abstain from voting on, the proposal. See page 7 for this proposal.

What are the Board’s recommendations?

The Board of Directors recommends a vote:

•       FOR electing all nominees for director (Proposal 1)

•       FOR ratifying the appointment of PricewaterhouseCoopers LLP as our independent accountants (Proposal 2), and

•       FOR approving the Annual Incentive Plan (Proposal 3).

What if I do not specify how I want my shares voted?

If you sign and return your proxy card but do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, they will be voted:

•       FOR electing all nominees for director (Proposal 1)

•       FOR ratifying the appointment of PricewaterhouseCoopers LLP as our independent accountants (Proposal 2), and

•       FOR approving the Annual Incentive Plan (Proposal 3).

Can I change my vote?

Yes. You can revoke your proxy at any time before it is exercised by:

•       submitting written notice of revocation to Protective’s Secretary;

•       submitting another proxy by telephone, on the Internet or by mail that is later dated and, if by mail, that is properly signed; or

•       voting in person at the meeting.

What are the voting requirements for a proposal to be approved?

The affirmative vote of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote on the proposal at the meeting, is required to elect each nominee for director and to approve each proposal. Abstentions have the effect of a vote “against” any proposal as to which they are specified.

What are “broker non-votes,” and how are they counted?

If you hold your shares in street name, your broker or nominee can generally vote only in accordance with your instructions. However, if your broker or nominee has not received your voting instructions within 10 days before the meeting, it can vote on any proposal that is considered “routine” by the New York Stock Exchange (“NYSE”). If the broker or nominee cannot vote on a proposal because it is not routine, there is a “broker non-vote” on that proposal. Broker non-votes are counted for quorum purposes, but do not count as votes for or against the proposal.

We expect that the NYSE will consider Proposal 1 (election of directors), Proposal 2 (ratification of appointment of PricewaterhouseCoopers LLP as our independent accountants), and Proposal 3 (approval of Annual Incentive Plan) to be routine proposals.

Are there any other matters to be acted upon at the annual meeting?

We do not know of any other matters to be presented or acted upon at the meeting. Under our Bylaws, an item of business can be brought to a vote at the meeting only if it is specified in the meeting notice, or brought before the meeting by the Board of Directors or by a share owner who has met the notice requirements in the Bylaws. We have not received any such notice from a share owner.

If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Who pays for the proxy solicitation?

We pay the costs of soliciting proxies. We retain ADP Investor Communication Services to send proxy materials to share owners of record and to street name holders. Some of our employees may also help solicit proxies from time to time. They do not receive any extra or special pay for doing this.

PROPOSALS REQUIRING YOUR VOTE

Proposal 1:  Election of Directors

Director Nominees

The Board of Directors has nominated all of our current directors for re-election at the 2007 annual meeting except for Gary Cooper. Mr. Cooper is retiring from the Board in accordance with the mandatory retirement age for directors established in our Bylaws, and will not be standing for re-election.

Our entire Board of Directors, which on May 7, 2007 will consist of 12 directors, will be elected at the annual meeting. Mr. Cooper’s seat on the Board will not be filled. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected.

Each director nominee is now a member of the Board of Directors. Our share owners previously elected each nominee except for Vanessa Wilson. Ms. Wilson, who was recommended by a non-employee director and by the Corporate Governance and Nominating Committee, was elected as a director by the Board on October 4, 2006.

The Board has reviewed the external commitments of each of our directors, including their service as directors on other public company boards. In each instance, the Board feels that participation on these public company boards provides the directors with experience and insight that benefit us. The Board concluded that the external commitments of our directors are not excessive and do not negatively impact any director’s ability to satisfy the obligations of service on this Board.

Your shares will be voted as specified on your proxy. If you do not specify how you want your shares voted when you provide your proxy, they will be voted FOR the election of all nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any nominee, then your shares will be voted for that other person. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

The director nominees provided the following information about themselves as of the date of this proxy statement:

Name	Age	Principal Occupation and Certain Directorships	Protective Director Since
H. Corbin Day	69	Chairman of the Executive Committee of Jemison Investment Co., Inc. (diversified holding company and venture capital investment firm); formerly its Chairman of the Board. Director of Hughes Supply, Inc.	2000
James S. M. French	66	Vice Chairman, Investments of Dunn Investment Company (materials, construction and investment holding company); formerly its Chairman of the Board and Chief Executive Officer. Director of Energen Corporation.	1996

Thomas L. Hamby	57	President – AT&T Alabama of AT&T Inc. (telecommunications); formerly President – Alabama of BellSouth Corporation (acquired by AT&T Inc. in December 2006). Director of Regions Bank.	2004
John D. Johns	55	Chairman of the Board, President and Chief Executive Officer of Protective; formerly its Chief Operating Officer; also a director and/or officer of each principal subsidiary of Protective. Director of Alabama National BanCorporation, Alabama Power Company (all common stock is owned by The Southern Company), Genuine Parts Company, and John H. Harland Company. Mr. Johns intends to resign from, or to not stand for re-election of, one outside public company board by the first annual meeting of such boards in 2007, bringing the number of his outside public company board memberships to two.	1997
Vanessa Leonard	46	Vanessa Leonard, Attorney at Law (legal services). Trustee of The University of Alabama System.	2004
Charles D. McCrary	55	President and Chief Executive Officer of Alabama Power Company (public utility), and formerly its President and Chief Operating Officer; Executive Vice President of The Southern Company (public utility), and formerly its Vice President; formerly President of Southern Company Generation and Energy Marketing (and certain predecessor companies) (affiliate of public utility). Director of Alabama Power Company and Regions Financial Corporation.	2005
John J. McMahon, Jr.	64	Chairman of Ligon Industries, LLC (manufacturer of wastewater treatment equipment, aluminum castings and hydraulic cylinders); formerly Chairman of the Executive Committee of McWane, Inc. (pipe and valve manufacturing). Director of Alabama National BanCorporation, John H. Harland Company, and ProAssurance Corporation.	1987
Malcolm Portera	61	Chancellor of The University of Alabama System (higher education); formerly President of Mississippi State University (higher education). Director of Alabama Power Company and Regions Financial Corporation.	2003

C. Dowd Ritter	59	President and Chief Executive Officer of Regions Financial Corporation (bank holding company) and of Regions Bank (banking and financial services); formerly Chairman of the Board, President and Chief Executive Officer of AmSouth Bancorporation and of AmSouth Bank (acquired by Regions Financial Corporation in November 2006). Director of Alabama Power Company and Regions Financial Corporation.	2005
William A. Terry	49	Principal, Chief Compliance Officer and Corporate Secretary of Highland Associates, Inc. (SEC registered investment advisor); Chairman of the Board, President and Chief Compliance Officer of Highland Information Services, Inc. (registered broker-dealer); and Member of Highland Strategies, LLC (developer and distributor of alternative investment funds).	2004
W. Michael Warren, Jr.	59	Chairman of the Board and Chief Executive Officer of Energen Corporation (diversified energy holding company), and formerly also its President; Chairman and Chief Executive Officer of Alabama Gas Corporation and of Energen Resources Corporation. Director of Energen Corporation.	2001
Vanessa Wilson	48	Formerly Managing Director and an equity research analyst with Deutsche Bank Securities, Inc. (broker-dealer).	2006

Board Recommendation

The Board of Directors unanimously recommends that you vote FOR the election of all 12 director nominees.

Proposal 2:   Ratification of Appointment of Independent Accountants

Appointment of PricewaterhouseCoopers LLP

The Audit Committee, which is composed of independent non-employee directors, has appointed PricewaterhouseCoopers LLP, a firm of independent public accountants, as independent accountants for Protective and its subsidiaries for 2007. This firm or its predecessor has served as our independent accountants since 1974. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions by share owners.

Board Recommendation

The Board of Directors unanimously recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants.

Proposal 3:   Approval of Annual Incentive Plan

Introduction

We believe it is in your best interests to provide our officers and key employees with the opportunity to earn competitive levels of incentive compensation based primarily on our performance. To implement this policy, the Board of Directors previously adopted the Protective Life Corporation Annual Incentive Plan (AIP). You have approved the AIP, most recently in 2002.

Code Section 162(m) of the Internal Revenue Code provides that we cannot take a tax deduction for annual compensation of over $1 million paid to certain executive officers. Code Section 162(m) does not apply to “performance-based compensation” as defined in Code Section 162(m). In general, for payments under the AIP to be performance-based, the AIP must specify:

•       the class of employees eligible to receive awards,

•       the performance objectives to be attained, and

•       the maximum amount that can be paid to an eligible employee under the plan.

In addition, you must approve the AIP and the performance objectives under the AIP every 5 years. We have designed the AIP to meet the Code Section 162(m) requirements, and are seeking your reapproval of the AIP so we can continue to take full tax deductions for performance-based incentive payments.

The principal features of the AIP are summarized below. The description is subject to the terms of the AIP plan document. The plan document is included as an appendix to this proxy statement.

Board Recommendation

The Board of Directors unanimously recommends that you vote FOR approval of the Annual Incentive Plan.

Annual Incentive Plan

Administration. The AIP is administered by the Compensation and Management Succession Committee of our Board of Directors. The Compensation Committee must be comprised of at least two directors, each of whom is an “outside director” under Code Section 162(m). The Committee interprets and administers the AIP so payments made under the plan qualify as performance-based compensation under Code Section 162(m). Before paying any executive officer an incentive payment under the AIP, the Compensation Committee must certify achievement of the performance objectives and the amount payable to the officer.

Eligibility. The AIP authorizes the Compensation Committee to award annual incentive opportunities to our officers and other key employees, including the “named executives” in our proxy statement. The number of eligible participants in the AIP varies from year to year. During 2006, about 375 employees (including our named executives) were eligible to receive incentive compensation under the AIP. About 360 employees will be eligible for the AIP in 2007.

Performance Criteria. The Compensation Committee establishes the specific performance objectives that must be achieved for us to make incentive payments under the AIP. It makes these decisions on or before April 1 of each year (or such other date as Code Section 162(m) requires or permits). The performance objectives are based on one or more of the following:

•       total shareholder return;

•       stock price appreciation;

•       our operating earnings, net income, operating income or economic value added, including measures on a per share basis (or that of a subsidiary, division or business unit);

•       return on equity, assets or invested capital;

•       total return;

•       our assets, sales or revenues, or growth in assets, sales or revenues (or that of a subsidiary, division or business unit);

•       efficiency or expense management (such as unit cost);

•       investment returns;

•       premium income or earned premium;

•       value of new business or sales;

•       negotiation or completion of acquisitions, financings or similar transactions; or

•       for any participant other than an officer subject to Code Section 162(m), such other reasonable criteria as the Committee may determine.

If Code Section 162(m) so requires, each performance objective will state, in terms of an objective formula or standard, the method of computing the amount payable if the objective is achieved.

Payment of Annual Awards. If a performance objective established by the Compensation Committee is satisfied, the Committee may authorize an annual incentive payment to an eligible participant based on the terms of the original award. A participant’s annual incentive payment under the AIP may not exceed either 200% of the participant’s base salary or $2.5 million (instead of the $2.0 million maximum you have previously approved). The Compensation Committee may elect to approve incentive payments that are less than the amounts payable under the terms of the award, based on individual performance or other relevant factors. The Committee may also establish rules or procedures that will limit the amounts payable to each participant. Actual bonus payments under the AIP have historically been less than the maximum incentives payable under the plan.

The Compensation Committee also has the discretion to:

•       pay annual incentive payments for any calendar year to eligible participants whose compensation is not subject to the restrictions of Code Section 162(m) for that calendar year, and

•       provide a minimum incentive payment for any calendar year in connection with the hiring of any person who is or becomes subject to the restrictions of Code Section 162(m).

Amendment and Termination. The AIP will terminate on December 31, 2016, unless the Board extends its term. In addition, the Board or the Compensation Committee may amend, terminate or suspend the AIP, except that:

•       no such action may adversely affect a participant’s rights with respect to any award for any calendar year which has already begun, unless the participant consents, and

•       no such action may be effective without your approval if that approval is required to continue to qualify the AIP payments as performance-based compensation.

Federal Income Tax Consequences. Recipients are taxed on their AIP payments when paid. Protective or its subsidiary that employs or employed the recipient is generally entitled to a federal income tax deduction in the calendar year when the amount is paid.

Other Information. In March 2007, the Committee granted annual incentive opportunities under the AIP with respect to 2007 performance. These opportunities are subject to your approval of the AIP. We also use other plans and programs besides the AIP to compensate our officers and employees.

New Plan Award Table. Because any award payment is contingent on achievement of the performance objectives established by the Compensation Committee, the amounts payable to eligible participants in the future cannot be determined. The following table shows the incentive payments under the AIP for 2006 to each of the individuals and groups listed. Non-employee directors do not participate in the AIP.

New Plan Benefits Table

Name and position	Dollar value
John D. Johns, Chairman of Board, President & Chief Executive Officer	$0
Gary Corsi, Executive Vice President & Chief Financial Officer (1)	$0
Allen W. Ritchie, Executive Vice President & Chief Financial Officer (2)	$0
Richard J. Bielen, Executive Vice President, Chief Investment Officer & Treasurer (3)	$0
R. Stephen Briggs, Executive Vice President, Life & Annuity Division	$105,400
Deborah J. Long, Senior Vice President, Secretary & General Counsel (4)	$0
All Current Executive Officers as a Group (19 persons)	$1,188,500
All Current Employees (other than Executive Officers) as a Group (355 persons)	$5,628,000

(1)          Mr. Corsi joined us in this role on September 25, 2006.

(2)          Mr. Ritchie resigned as an officer on September 10, 2006, and as an employee on November 30, 2006.

(3)          Mr. Bielen served as Senior Vice President from January 9, 2002 to August 31, 2006, when he was promoted to Executive Vice President.

(4)          Ms. Long was promoted to Executive Vice President on March 5, 2007.

BOARD STRUCTURE AND CORPORATE GOVERNANCE

Board of Directors and Its Committees

Board of Directors

Our Board of Directors oversees our business and affairs and monitors the performance of our management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through reports from and discussions with the Chief Executive Officer and other key executives and, as necessary, our outside advisors.

Committees of the Board of Directors

The Board of Directors has four standing committees to help it carry out its duties:

•       Audit Committee,

•       Compensation and Management Succession Committee,

•       Corporate Governance and Nominating Committee, and

•       Finance and Investments Committee.

Only independent directors serve on the Audit Committee, the Compensation and Management Succession Committee, and the Corporate Governance and Nominating Committee. Each committee has a formal written charter, a current copy of which is available on our website (www.protective.com), and reports its actions and recommendations to the Board of Directors.

Audit Committee. The Audit Committee:

•       oversees our financial reporting and control processes on behalf of the Board, including assistance in oversight of the integrity of our financial statements; our compliance with legal requirements; the independence, qualifications and performance of the independent accountants; and the performance of our internal audit function;

•       reviews internal controls, systems and procedures, accounting policies, and other matters affecting our financial condition;

•       reviews with management and the independent accountants our annual and quarterly financial statements and financial footnotes. Reviews earnings and earnings press releases with management and the independent accountants prior to publication;

•       appoints, evaluates and (if appropriate) terminates the independent accountants, approves all audit engagement fees and terms, and pre-approves all non-audit services; and

•       reviews with the independent accountants their audit procedures, management letters, and other significant aspects of their audit.

The Audit Committee concluded that, during 2006, it satisfied its responsibilities under its charter regarding our controls, internal audit functions and independent accountants. The Audit Committee Report is on page 47.

Compensation and Management Succession Committee. The Compensation and Management Succession Committee:

•       reviews and approves our base salary, annual incentive, and long-term incentive compensation practices for our officers and key employees;

•       administers annual cash incentive and long-term stock-based incentive programs under our Annual Incentive Plan and Long-Term Incentive Plan; and

•       recommends to the Board of Directors a successor to the Chief Executive Officer whenever the need to name a successor arises; reviews management succession planning with the Chief Executive Officer.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee:

•       reviews and advises the Board of Directors on the functions and procedures of the Board and its committees, the compensation of the directors for service on the Board and its committees, and the selection and tenure of directors.

Finance and Investments Committee. The Finance and Investments Committee:

•       reviews and acts upon financial and investment matters, including borrowing and lending transactions entered into by Protective and its subsidiaries; and

•       establishes policies and guidelines for investment of our assets, reviews the investment and disposition of our funds, and reviews the risks inherent in our business and our strategy for understanding and minimizing the consequences of those risks.

Committee Memberships. The following table shows the current membership of each committee.

Committee
Director	Audit	Comp	Corp Gov	Fin & Inv
J. Gary Cooper			X	X
H. Corbin Day		Chair		X
James S.M. French	Chair			X
Thomas L. Hamby		X		X
John D. Johns				Chair
Vanessa Leonard	X			X
Charles D. McCrary			X	X
John J. McMahon, Jr.			Chair	X
Malcolm Portera			X	X
C. Dowd Ritter		X		X
William A. Terry	X			X
W. Michael Warren, Jr.	X			X
Vanessa Wilson	X			X

Meetings

Board and Committee Meetings. Each director attended at least 75% of the combined Board of Director and committee meetings held during the period served by that director in 2006. The Board and its committees held the following number of regular and special meetings during 2006:

# Meetings
Board of Directors	8
Audit Committee	7
Compensation and Management Succession Committee	4
Corporate Governance and Nominating Committee	3
Finance and Investments Committee	4

Our Board meetings are designed to give directors both access to management and the opportunity to discuss matters outside the presence of management. Senior management attends the first part of each meeting and is available to answer any questions the directors may have. Only directors attend the second part, although selected members of management may attend a portion of this part of the meeting if appropriate for discussion of a specific agenda item; these management members are excused from the meeting after the agenda item has been covered.

Board Strategic Planning Session. About every 18 months, the Board has an extended 1- to 2-day meeting that focuses on strategic planning. Management gives the Board presentations about the strategic issues and opportunities facing us. The Board discusses these issues and gives our management its insight.

Non-Management Director Meetings. Our non-management directors are scheduled to meet in executive session without any management directors in attendance at each regularly scheduled Board meeting (usually at least 5 times a year). If the Board has a special meeting, the non-management directors may also decide to meet in executive session. The Lead Director presides at each executive session of the non-management directors. Our Lead Director is the Chairman of the Audit Committee, who is currently Mr. French.

Share Owner Annual Meeting. Our directors are expected to attend annual meetings of share owners. Last year, 12 of the 13 directors then serving on our Board attended the 2006 annual meeting.

Board Composition, Qualifications and Nominations

Board Composition and Director Qualifications

The Board and its Corporate Governance and Nominating Committee adopted a policy that our directors should be non-employees, with the exception of our President and Chief Executive Officer. Under this policy, directors should have a background evidencing their high level of knowledge, experience, judgment, education, character, dedication and achievement, and collectively bring a diversity of background, experience and other factors to the Board. They should possess high personal and professional ethics, integrity and values; be committed to representing the long-term interests of our share owners; and have an inquisitive and objective perspective, practical wisdom and mature judgment. Directors should be willing to devote sufficient time and energy to Protective and should be share owners as required by our Bylaws.

Director Nominations

The Corporate Governance and Nominating Committee will consider recommendations for nominees to the Board from directors and from share owners. Share owners should submit recommendations in writing to the Corporate Governance and Nominating Committee, c/o Secretary, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202. Please include relevant information (including name, address, telephone numbers, and a brief description of the individual’s background and experience) about the potential nominee. Each individual recommended will be evaluated in light of the criteria described above.

Corporate Governance

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. These Guidelines and the charters of the Board committees provide the framework for our governance. Our Corporate Governance and Nominating Committee oversees and reviews the Guidelines at least annually, and recommends any proposed changes to the Board for approval.

Code of Business Conduct

Our Code of Business Conduct applies to all directors, officers and employees. The Code incorporates a code of ethics that applies to our Chief Executive Officer and to all of our financial officers (including our Chief Financial Officer and our Chief Accounting Officer).

Corporate Website

We maintain a corporate governance section on our website which contains copies of our principal governance documents. The corporate governance section may be found at www.protective.com under “Analyst/Investor – Corporate Governance.” This section contains the following documents, which are available in print to any share owner who requests a copy in writing to Protective Life Corporation, Corporate Secretary’s Office, Box 2606, Birmingham, Alabama 35202:

•       Corporate Governance Guidelines,

•       Code of Business Conduct,

•       Audit Committee Charter,

•       Compensation and Management Succession Committee Charter,

•       Corporate Governance and Nominating Committee Charter, and

•       Finance and Investments Committee Charter.

Communications with Directors

Share owners and other interested parties may send communications to the Board of Directors, the Lead Director, the non-management directors as a group, or any specific director by mailing the communication to the Board of Directors, c/o Secretary, Protective

Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202. Protective’s Secretary will forward the correspondence to the Chairman of the Corporate Governance and Nominating Committee unless it is addressed to an individual director or the Lead Director, in which case the correspondence will be forwarded accordingly. The Board of Directors has requested that certain items unrelated to its duties be excluded, such as solicitations and advertisements, junk mail, product-related communications, job referral materials such as resumes, and surveys.

Compensation Committee Interlocks and Insider Participation

During 2006, the members of our Compensation and Management Succession Committee were Messrs. Day (Chairman), Hamby, Donald M. James (until May 1, 2006), Ritter, and Warren (until January 4, 2006). No interlocking relationship existed during 2006 between any of these individuals and any of our executive officers. In addition, none of these individuals:

•       has ever been an officer or employee of ours; or

•       had any relationship for which the SEC requires disclosure.

Director Independence

Independence Standards

Our Corporate Governance Guidelines provide that a majority of our directors must meet the criteria for independence required by the NYSE. The Board has adopted categorical independence standards consistent with the NYSE listing guidelines. These standards are contained in Exhibit A to our Corporate Governance Guidelines, found on our website at www.protective.com under “Analyst/Investor – Corporate Governance.” No director is considered independent unless the Board has determined that the director has no direct or indirect material relationship with us. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. In determining a director’s independence for the Board and its Committees, the Board also observes any other laws and regulations governing us and evaluates any information it has that may impact independence.

The Board has established certain categories of transactions that do not, in the Board’s opinion and absent other circumstances, cause a director to be less than independent. As a result, the Board did not consider the following when evaluating the independence of our directors:

•       if a family member of the director (other than a spouse, child or child-in-law) is, or has been within the last 3 years, a Protective employee, if the employee is not an executive officer of Protective or an officer with a policy-making role;

•       if an immediate family member of the director (a) is a current employee of our internal or external auditor, if the immediate family member does not participate in the firm’s audit, assurance or tax compliance practice; or (b) is a partner, member or principal of a law firm or other firm that provides non-accounting professional services, if the immediate family member does not derive income directly dependent on the revenues received from us or perform significant work for us;

•       if the director or an immediate family member is an officer or director of another company or an organization on whose board any of our present executive officers or other directors sit;

•       if the director or an immediate family member is a current executive officer or other employee of another company that: (a) does business with us and the annual sales to, or purchases from, us in any of the last 3 fiscal years were less than 2% of the other company’s consolidated gross revenues; or (b) is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the other company’s total consolidated assets; or

•       if the director or an immediate family member is an executive officer, director or trustee of a foundation, university or other nonprofit organization that has received from us (including our foundation), during any of the last 3 fiscal years, contributions which did not exceed the greater of $1 million or 25% of that organization’s annual consolidated gross revenue during that organization’s fiscal year.

Review of Director Independence

The Board does an annual review of the independence of all directors. Before the meeting at which this review occurs, each director is asked to supply the Corporate Governance and Nominating Committee and the full Board with complete information about the director’s relationship with us and with our senior management and their affiliates. Our management provides additional information about transactions, relationships or arrangements between us and the directors or parties related to the directors.

The Corporate Governance and Nominating Committee reviews this information and makes its own determinations of the independence of each director. It reports its findings and the reasons for those findings to the full Board, which then makes the final determinations of director independence.

Independence Determinations

The Corporate Governance and Nominating Committee and the full Board has reviewed the independence of our directors, following the procedures outlined above. As part of this review, the Corporate Governance and Nominating Committee and the Board considered that a limited liability company established by limited liability companies maintained for the benefit of the families of Mr. Johns and Mr. Terry acquired certain recreational property from Mr. Terry, and subsequently conveyed a small portion of that property to each of Mr. Johns and Mr. Terry.

After review and discussion of the information provided to it and the report of the Corporate Governance and Nominating Committee, the Board affirmatively determined that, under the NYSE independence standards, all of our current non-employee directors (Cooper, Day, French, Hamby, Leonard, McCrary, McMahon, Portera, Ritter, Terry, Warren and Wilson) are independent, and that Donald M. James was independent during the period that he served in 2006. Mr. Johns, our Chairman, President and Chief Executive Officer, is our only non-independent director. The Board also determined that all members of the Audit Committee, the Compensation and Management Succession Committee, and the Corporate Governance and Nominating Committee meet the applicable independence tests.

Related Party Transactions

Related Party Transaction Policy and Procedures

We review all relationships and transactions in which we and “related parties” (our directors, director nominees, executive officers, and their immediate family members) participate to determine whether any related party has a direct or indirect material interest. Our General Counsel’s Office is primarily responsible for developing and implementing processes to obtain the necessary information and for determining, based on the facts and circumstances, whether such a direct or indirect material interest exists. We disclose any such transactions in our proxy statement, as required by SEC rules.

If the General Counsel’s Office determines that a transaction may require disclosure under the SEC rules, the General Counsel’s Office will notify:

•       the Corporate Governance and Nominating Committee, if the transaction involves one of our directors or director nominees; otherwise,

•       the Audit Committee.

The relevant Board committee will approve or ratify the transaction only if it determines that the transaction is in our best interests. In considering the transaction, the committee will consider all relevant factors, including (as applicable):

•       our business rationale for entering into the transaction;

•       the alternatives to entering into the transaction;

•       whether the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party;

•       the potential for the transaction to lead to an actual or apparent conflict of interest, and any safeguards imposed to prevent actual or apparent conflicts; and

•       the overall fairness of the transaction to us.

Related Party Transactions

Based on the information available to the General Counsel’s Office and to the Board, there have been no transactions between us and any related party since January 1, 2006, nor are any currently proposed, for which disclosure is required under the SEC rules.

SECURITY OWNERSHIP

Beneficial Ownership

The following table shows the number of shares of common stock and common stock equivalents beneficially owned as of March 9, 2007 (unless otherwise noted) by each current director, each of the executive officers named in the Summary Compensation Table, all current directors and executive officers of Protective as a group, and persons we believe to beneficially own 5% or more of our common stock.

Security Ownership of Certain Beneficial Owners and Management

	Amount and Nature of Beneficial Ownership (1)				Percent of
Name of Beneficial Owner	Sole Power (2)		Shared Power (2)		Class (1)
Management:
Richard J. Bielen	69,812	(3)	0		*
R. Stephen Briggs	138,407	(3)	3,143		*
J. Gary Cooper	5,350		0		*
Gary Corsi	11,135	(3)	0		*
H. Corbin Day	51,227	(4)	39,000	(5)	*
James S. M. French	18,386	(4)	31,800	(6)	*
Thomas L. Hamby	3,196	(4)	0		*
John D. Johns	292,429	(3)	4,200		*
Vanessa Leonard	2,502	(4)	0		*
Deborah J. Long	59,481	(3)	0		*
Charles D. McCrary	3,088	(4)	0		*
John J. McMahon, Jr.	26,486	(4)	77,938		*
Malcolm Portera	8,110	(4)	0		*
Allen W. Ritchie	189	(3)	0		*
C. Dowd Ritter	1,425		0	(7)	*
William A. Terry	6,441	(4)	0		*
W. Michael Warren, Jr.	10,697	(4)	1,357		*
Vanessa Wilson	467		0		*
All current directors and executive officers as a group (26 persons)	819,298	(3)(4)	157,438		1.4%
5% or More Beneficial Owners:
Barclays Global Investors, NA	3,794,212	(8)	0		5.4%
EARNEST Partners, LLC	4,674,143	(9)	0		6.7%
Regions Financial Corporation	3,949,374	(10)	0		5.6%

*                    less than 1%

(1)          The number of shares reported includes shares that are deemed to be beneficially owned under SEC regulations. Under these regulations, a person is generally deemed to beneficially own shares as to which such person holds or shares, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned and on 70,056,891 shares of common stock outstanding on March 9, 2007.

(2)          This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer (or the spouse of the director or officer) as a trustee or as a custodian for children. Unless otherwise noted below, the directors and officers disclaim beneficial ownership of these shares.

(3)          Includes the following number of shares allocated to accounts under our 401(k) and Stock Ownership Plan as follows: Mr. Bielen – 15,119; Mr. Briggs – 37,340; Mr. Corsi – 120; Mr. Johns – 9,474; Ms. Long – 3,403; and all current directors and executive officers as a group – 98,326.

Includes the following number of stock equivalents held under our Deferred Compensation Plan for Officers, as follows: Mr. Bielen – 42,966; Mr. Briggs – 83,660; Mr. Corsi – 15; Mr. Johns – 269,949; Ms. Long – 49,537; and all current directors and executive officers as a group – 497,755. Each stock equivalent entitles the participant to receive, upon distribution, one share of common stock.

Does not include the following number of stock appreciation rights: Mr. Bielen – 108,917; Mr. Briggs – 85,221; Mr. Corsi – 51,370; Mr. Johns – 575,202; Ms. Long – 46,162; and all current directors and executive officers as a group – 1,029,701.

Does not include the following number of restricted stock units: Mr. Bielen – 4,000; Mr. Corsi – 6,560; Ms. Long – 3,000; and all current directors and executive officers as a group – 24,000.

(4)          Includes the following number of stock equivalents held by certain directors under our Deferred Compensation Plan for Directors Who Are Not Employees of Protective, as follows: Mr. Day – 14,227; Mr. French – 16,886; Mr. Hamby – 3,032; Ms. Leonard – 2,427; Mr. McCrary – 2,988; Mr. McMahon – 26,486; Dr. Portera – 8,010; Mr. Terry – 5,941; Mr. Warren – 10,397; and all current directors and executive officers as a group – 90,394. Each stock equivalent entitles the participant to receive, upon distribution, one share of common stock.

(5)          Includes 5,000 shares of common stock owned by the Day Family Foundation, of which Mr. Day is a trustee, and 34,000 shares of common stock owned by Jemison Investment Co., Inc., of which Mr. Day is Chairman of the Executive Committee.

(6)          Includes 30,000 shares of common stock owned by Dunn Investment Company, of which Mr. French is Vice Chairman, Investments.

(7)          Does not include shares held by Regions Financial Corporation and Regions Bank (see Note 10 to this table), of which Mr. Ritter is President, Chief Executive Officer and a director. Mr. Ritter disclaims beneficial ownership of these shares.

(8)          Based on a Schedule 13G filed with the SEC on January 23, 2007. As of December 31, 2006, Barclays Global Investors, NA (a bank) and its affiliates may be deemed the beneficial owner of 3,794,212 shares of common stock as follows. Barclays Global Investors, NA (a bank) may be deemed the beneficial owner of 2,731,828 shares of common stock: it has sole voting power for 2,260,913 shares, sole investment power for 2,731,828 shares, and no shared voting or investment power. Barclays Global Fund Advisors (an investment adviser) may be deemed the beneficial owner of 893,859 shares of common stock: it has sole voting power for 893,859 shares, sole investment power for 893,859 shares, and no shared voting or investment power. Barclays Global Investors, Ltd (a bank) may be deemed the beneficial owner of 167,361 shares of common stock: it has sole voting power for 167,361 shares, sole investment power for 167,361 shares, and no shared voting or investment power. Barclays Global Investors Japan Limited (an investment adviser) may be deemed the beneficial owner of 1,164 shares of common stock: it has sole voting power for 1,164 shares, sole investment power for 1,164 shares, and no shared voting or investment power. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. The addresses of the filers are

(a) Barclays Global Investors, NA and Barclays Global Fund Advisors – 45 Fremont Street, San Francisco, California 94105; (b) Barclays Global Investors, Ltd – Murray House, 1 Royal Mint Court, London, England EC3N 4HH; and (c) Barclays Global Investors Japan Limited – Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402, Japan.

(9)          Based on a Schedule 13G filed with the SEC on February 14, 2007. As of December 31, 2006, EARNEST Partners, LLC (an investment advisor), may be deemed the beneficial owner of 4,674,143 shares of common stock: it has sole voting power for 1,894,778 shares, shared voting power for 1,599,815 shares, sole investment power for 4,674,143 shares, and no shared investment power. No client interest relates to more than 5% of the outstanding shares of common stock. The address of EARNEST Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.

(10)   Based on a Schedule 13G filed with the SEC on February 14, 2007. As of December 31, 2006, Regions Financial Corporation (in its capacity as a bank holding company), may be deemed the beneficial owner of 3,949,374 shares of common stock: it has no sole voting or investment power, but has shared voting power for 3,129,793 shares and shared investment power for 3,689,955 shares. As of December 31, 2006, Regions Bank (in its capacity as a bank fiduciary of various trusts and estates) may be deemed the beneficial owner of 3,949,374 shares of common stock: it has sole voting power for 3,121,493 shares, shared voting power for 8,300 shares, sole investment power for 1,171,939 shares, and shared investment power for 2,518,016 shares. None of the separate trusts and estates of which Regions Bank is a fiduciary holds as much as 5% of the outstanding shares of common stock. The address of Regions Financial Corporation and Regions Bank is 1900 Fifth Avenue North, Birmingham, Alabama 35203.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required to file reports with the SEC showing changes in their beneficial ownership of our common stock. We have reviewed copies of these reports and written representations from the individuals who are required to file reports. Based on this review, we believe that each of our directors and executive officers complied with these reporting requirements in 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Philosophy

The objectives of our executive compensation program are to:

•       attract the most qualified executives,

•       motivate them to achieve high levels of performance, and

•       retain executives who contribute to our success.

Principals of Our Compensation Program

To meet these objectives, we design our program to:

•       attract, motivate and retain officers who will commit to building long-term share owner value,

•       focus officers on key business goals,

•       enhance share owner value by rewarding officers for achieving long-term goals,

•       reflect market and industry practices, while taking internal pay equity into account, and

•       be communicated effectively, so our officers understand how compensation is linked to performance.

The Compensation Committee

The Compensation and Management Succession Committee of our Board of Directors designs and implements the compensation program for our officers. The Compensation Committee has a formal written charter. The charter is available on our website (www.protective.com). The Committee’s principal duties include:

•       determining our Chief Executive Officer’s compensation package,

•       determining the compensation package for other executive officers (considering the Chief Executive Officer’s recommendations),

•       setting annual cash incentive opportunities and determining whether the related performance objectives have been achieved,

•       granting long-term incentive awards and determining whether any related performance objectives have been achieved, and

•       reviewing senior management performance and succession plans with our Chief Executive Officer.

Our Human Resources and Legal Departments provide the Compensation Committee with information about our officers and our compensation arrangements. The Committee hires an independent compensation consultant to help it fulfill its duties. For the 2006 compensation cycle discussed in this proxy statement, the compensation consultant was Hewitt Associates LLC. We pay the compensation consultant’s fees and expenses.

The compensation consultant provides the Committee with compensation information from compensation surveys, its own database, and analysis of proxy statements. The consultant “size adjusts” the data, so the Committee can compare the compensation we pay to the compensation paid by larger and smaller companies. The compensation consultant focuses on the pay practices of a peer group of 40 life insurance and financial services companies that compete with us for executive talent. The Committee selects the companies in the peer group, taking into account our management’s recommendations. The consultant also provides a summary of compensation survey data for other companies, to give the Committee additional information for comparison purposes.

For 2006, the 40 company peer group included:

Aflac Incorporated	Independence Holding Company
Alfa Corporation	Kansas City Life Insurance Company
The Allstate Corporation	Lincoln National Corporation
American International Group, Inc.	Manulife Financial Corporation
Ameriprise Financial, Inc.	MetLife, Inc.
AmerUs Group Co.	National Western Life Insurance Company
Annuity and Life Re (Holdings), Ltd.	Nationwide Financial Services, Inc.
Aon Corporation	Old Republic International Corporation
Assurant, Inc.	Penn Treaty American Corporation
CNA Financial Corporation	The Phoenix Companies, Inc.
Conseco, Inc.	Presidential Life Corporation
Delphi Financial Group, Inc.	Principal Financial Group, Inc.
Erie Family Life Insurance Company	Prudential Financial, Inc.
FBL Financial Group, Inc.	Reinsurance Group of America, Incorporated
Genworth Financial, Inc.	Scottish Re Group Limited
Great American Financial Resources, Inc.	StanCorp Financial Group, Inc.
The Hanover Insurance Group, Inc.	Torchmark Corporation
The Hartford Financial Services Group, Inc.	Unitrin, Inc.
HealthMarkets, Inc.	Universal American Financial Corp.
Horace Mann Educators Corporation	UnumProvident Corporation

The compensation consultant also advises the Committee about:

•       the amount and type of compensation to provide to our officers and key employees,

•       the value of long-term incentive grants,

•       the allocation of total compensation between cash (base salary and annual cash incentive opportunities) and stock-based incentives,

•       the allocation of total compensation between “at risk” (annual cash incentives and stock-based incentives) and not “at risk,” and

•       internal pay equity among key executives.

The Compensation Committee currently meets at least 3 times a year, in February, March and November. Other meetings are scheduled as necessary.

•       The November meeting starts each year’s compensation cycle. The Committee reviews our compensation program and senior management succession plans. It also gives the compensation consultant and our management guidance about senior management compensation for the following year.

•       In February, the Committee focuses on pay for our named executives – that is, the officers who are named in our proxy statement – and other senior officers. It reviews compensation information provided by the compensation consultant and our Human Resources department, and makes preliminary decisions about the compensation for our senior officers.

•       In March, the Committee evaluates the performance of our Chief Executive Officer and other key executives, and finalizes their compensation based on these evaluations. It also reviews and approves the proposed salaries and annual cash incentive opportunities of other key officers, and makes awards under our annual cash incentive and long-term incentive programs.

Components of Our Compensation Program

The key components of our executive compensation program are

•       base salaries,

•       annual cash incentive awards, and

•       long-term equity-based incentives.

The Compensation Committee considers each component (separately and with the others) for our senior officers. As part of its review, the Committee compares the amount of each named executive’s cash compensation (base salary and annual cash incentive awards) and stock-based incentives to comparable officers in the 40 company peer group. The Committee also compares the amount of each named executive’s “not at risk” compensation (base salary) and “at risk” compensation (annual cash incentives and long-term equity based incentive awards) to these officers. The Committee does not have formal policies regarding these factors, but tries to make our practices generally consistent with the practices of the peer group.

The Committee targets each component, and the total annual compensation package, at the median of the 40 company peer group. The annual incentive and long-term incentive components of the program are designed so above-average company performance will result in above-median total compensation, and below-average company performance will result in below-median total compensation.

Base Salaries. Base salary is the primary fixed portion of executive pay. It compensates individuals for performing their day-to-day duties and responsibilities. Salary adjustments are usually made at the Committee’s March meeting, and are effective March 1 of that year. The Committee considers the responsibilities of the job, individual performance, the relative value of a position, experience, and comparisons to salaries for similar positions in other companies. For the Chief Executive Officer, the Committee also considers company performance. No particular weighting is given to any of these factors.

Annual Cash Incentive Awards. Officers and key employees are eligible for annual cash incentive opportunities under our Annual Incentive Plan (AIP). You have approved the AIP, most recently in 2002. The AIP’s purpose is to reward individuals for achievement of key annual goals that will enhance company performance and share owner value.

At its February and March meetings, the Compensation Committee determines the AIP target incentive opportunities and performance objectives for our named executives for the current year. Our executive officers select other officers and employees for AIP participation, and establish their target incentive opportunities and performance objectives. Each eligible employee has a target incentive of between 4% and 100% of salary.

Payment of AIP incentives is based on achievement of one or more performance goals. For 2006 (and for many prior years), our corporate operating earnings per share (OEPS) was the sole or a principal performance objective for our named executives, and a performance objective for a portion of all other incentive opportunities. We use OEPS as primary performance measure for executive bonuses because we want to focus their efforts on our profitability, which should lead to increased value for our shareholders. Other objectives include divisional and individual goals, depending on the employee’s role.

Each goal has threshold, minimum and maximum levels of achievement. Cash incentive payments range from 33% (threshold) to 200% (maximum) of the target. If performance is below threshold, no payment is made for that goal.

At its March meeting, the Compensation Committee also determines the achievement of the performance objectives for the incentive opportunities granted to the named executives in the previous year. For other officers and managers, the Committee reviews the total incentive opportunities and the methods used to determine individual payments. The Committee may decrease (but not increase) the incentive paid to a named executive, even if the incentive’s performance objectives were achieved. For other employees, the Committee may increase or decrease the incentive payable (up to the maximum otherwise payable under the original award).

Long-Term Equity-Based Incentive Awards. The decisions our executives make now will affect our performance for years to come. We believe that equity (stock) based compensation and stock ownership are the best way to establish and maintain a strong link between management objectives and your long-term interests.

The Compensation Committee implements this philosophy through grants under our Long-Term Incentive Plan (L-TIP). You have approved the L-TIP, most recently in 2003. In 2006, we made annual awards of long-term equity-based compensation with grants of performance shares and stock appreciation rights. We also made special performance share, stock appreciation rights and restricted stock unit awards to Mr. Corsi when we hired him as our Chief Financial Officer.

Performance shares provide the recipient with compensation based on our average return on average equity (ARAE) and our stock price. For each performance share award, the number of shares of common stock the officer actually receives is based on a comparison of our average return on average equity for a 4-year period to the ARAE of the companies in the 40 company life insurance and financial services peer group. We believe this is a good way to compare our performance to that of our competitors, and that our stock price should go up over the long term if we outperform these other companies on this key measure.

A named executive will receive a 2006 performance share award payout of 100% or more only if our ARAE that is better than the ARAE of 66% of the companies in the peer group. There is no payout if we are in the bottom 40% of the peer group. Since the award is paid in shares of our stock, the compensation the officer receives is directly related to our stock price as well.

Stock appreciation rights provide the recipient with compensation based on the price increase of our common stock. Each SAR has a base price equal to the closing price of our stock on the effective date of the grant (which is never earlier than the date the Committee makes the grant). An officer who exercises an SAR receives the “spread” (the difference between our stock’s value when the SAR is exercised and the base price), so the officer receives compensation from SARs only if our stock price goes up. The spread is paid in shares of our stock (except for a portion payable in cash equal to the tax withholding obligation due upon the SAR exercise).

Restricted stock units provide the recipient with compensation based on the value of our common stock. An RSU is not a share of stock – it is our agreement to transfer shares of our stock to the RSU recipient if and when the vesting conditions of the RSU award are satisfied. The only RSU award that we have granted was made to Mr. Corsi when we hired him as our Chief Financial Officer. We granted RSUs to Mr. Corsi to align his interests to those of our share owners, and to compensate him for restricted stock units that he lost by leaving his former employer.

At its February and March meetings, the Compensation Committee determines the total value of the long-term incentives to be granted to each officer. Grants are made at the March meeting. (The Committee makes special grants at other times upon the hiring or promotion of a senior officer.) The Committee considers a named executive’s responsibilities, performance and previous long-term incentive awards when making the award for a given year.

The compensation consultant provides an estimated value for each award, so the Committee can make awards with the appropriate total value. For 2006, the consultant recommended a value for a performance share of 70% of the value of our stock on the date of grant. The principal factor in this valuation was the earn-out schedule for the performance share award (shown on page 32), assuming that there was an equal chance that we would achieve each of the possible performance levels. The consultant recommended a value for an SAR of one-third of the value of our stock on the date of grant. This is an approximation of the FAS 123R value for SARs that we use for accounting purposes.

In 2006, each named executive received 75% of the value of their long-term incentives in performance shares and 25% of the value in stock appreciation rights. Other officers received only performance shares. The Committee also makes SAR grants to other officers when it believes they are appropriate.

The Committee’s meeting schedule is set several months in advance. The Committee does not attempt to coordinate its grants with the release of earnings or other inside information, and award sizes are not affected by the dates the awards are made.

Stock Ownership Guidelines

We have always encouraged our officers to hold shares of our common stock. We believe this aligns their interests with those of our share owners. Our policies encourage employees and officers to hold our stock as a long-term investment, and prohibit trading in options on our stock and other speculative transactions.

In 2004, the Compensation Committee adopted formal stock ownership guidelines. The guidelines provide that our officers are not to dispose of shares of stock unless their holdings exceed a multiple of their base salary. The multiples are

Officer	Multiple of Base Salary
Chief Executive Officer	5x
Executive Vice Presidents	3x
Senior Officers	2x
Vice President	1x

Shares owned by the officer and the officer’s spouse and children, shares in our 401(k) and stock ownership plan and share equivalents in our nonqualified deferred compensation plan all count as shares owned under the guidelines. Unearned performance shares, unexercised SARs and unvested restricted stock units do not count.

The Committee reviews compliance with the guidelines at each year’s March meeting. Each officer certified compliance with the guidelines for the twelve months ended February 2007.

Change of Control Arrangements

The Compensation Committee and our Board of Directors have carefully considered the effects that a change of control, or an attempted change of control, could have on us and our share owners. The Committee and the Board have addressed these concerns by approving change of control provisions in some of our compensation programs (including the Long-Term Incentive Plan) and providing key officers and employees with employment continuation agreements. We believe these arrangements benefit us and our share owners by:

•       assuring employees that we are aware of the issues they could face if a change of control occurs,

•       providing them with financial assurances so they can perform their duties with a minimum of distraction in the face of a pending change of control,

•       encouraging them to stay with us while a change of control is occurring, so the acquirer can retain people who have been key to our success, and

•       helping us recruit employees who have similar agreements at other companies.

The L-TIP provides for vesting and payment of outstanding performance share, SAR and restricted stock unit awards upon a change of control, even if the employee has not terminated employment. We believe it is appropriate (and consistent with the practice of most companies) to pay these awards when a change of control occurs, in recognition of the employee’s past performance and service while the change of control was pending.

Employment continuation agreements give the employee a guaranteed minimum level of ongoing base salary, cash incentive opportunities, and long-term incentive opportunities for 2 years after a change of control occurs. The agreements provide for additional benefits only if the employee is terminated or resigns due to significant adverse changes in their employment.

The Internal Revenue Code imposes an excise tax on officers who receive change of control payments that exceed 3 times their average pay over the last 5 years. This tax can affect officers who have similar compensation in different ways. For example, an officer who defers compensation, postpones the exercise of SARs, or postpones payment of previously deferred compensation will owe more excise tax than a similarly paid officer who makes other decisions about their compensation. To address this issue, our employment continuation agreements provide our officers with a tax reimbursement payment that will put the officer in the same after-tax position that the officer would be in if the excise tax did not apply.

Accounting and Tax Issues

We consider accounting and tax matters in the design of our compensation program. For example, we adopted FAS 123 (now FAS 123R) in 1995. As a result, we reduce our net income by the estimated cost of annual cash incentives and long-term equity-based incentives. The performance goals under the AIP and L-TIP reflect accruals for this estimated compensation.

Section 162(m) of the Internal Revenue Code limits our tax deduction for annual compensation in excess of $1 million paid to certain executive officers. Code Section 162(m) does not apply to performance-based compensation (as defined in that Code Section). The AIP and L-TIP are designed to provide performance-based compensation.

In general, the Compensation Committee intends to administer the performance-based portion of our compensation program in compliance with Code Section 162(m). However, the Committee believes there may be times when it will be in your best interests to pay compensation that is not tax-deductible under Code Section 162(m), and it may do so in the future.

Summary

The Compensation Committee has reviewed “tally sheets” that summarized each named executive’s total compensation, including:

•       current base salary,

•       current annual incentive opportunity,

•       current grant of long-term incentives,

•       pension benefits,

•       balances in our 401(k) and nonqualified deferred compensation plans,

•       dividend equivalents from the nonqualified deferred compensation plan,

•       health and welfare benefits and perquisites,

•       amounts previously paid under long-term incentives,

•       the value of outstanding long-term incentive opportunities, and

•       the severance benefits that would be payable under various circumstances (including a change of control).

Based on this review, the Committee believes our compensation program is

•       providing the appropriate level of compensation to our senior officers,

•       properly designed to link compensation and performance, and

•       designed and implemented in your best interests as share owners.

(This page has been left blank intentionally.)

Compensation Summary

This table has information about the 2006 compensation of the executives named below. These named executives include our chief executive officer and the 2 individuals who served as our chief financial officer during 2006.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)
(a)	(b)	(c)	(d)	(e) (5)
John D. Johns	2006	$791,667	$0	$(94,436)
Chairman of Board, President &
Chief Executive Officer
(principal executive officer)
Gary Corsi (1)	2006	$108,334	$240,000	$157,191
Executive Vice President &
Chief Financial Officer
(principal financial officer)
Allen W. Ritchie (2)	2006	$452,500	$0	$(797,500	) (6)
Executive Vice President &
Chief Financial Officer
Richard J. Bielen (3)	2006	$395,833	$0	$2,112
Executive Vice President, Chief
Investment Officer & Treasurer
R. Stephen Briggs	2006	$425,000	$0	$(30,322)
Executive Vice President,
Life & Annuity Division
Deborah J. Long (4)	2006	$359,167	$0	$(10,295)
Senior Vice President, Secretary &
General Counsel

(1)   Mr. Corsi joined us in this role on September 25, 2006.

(2)   Mr. Ritchie resigned as an officer on September 10, 2006, and as an employee on November 30, 2006.

(3)   Mr. Bielen served as Senior Vice President from January 9, 2002 to August 31, 2006, when he was promoted to Executive Vice President.

(4)   Ms. Long was promoted to Executive Vice President on March 5, 2007.

(5)   These numbers show the amount realized for financial reporting purposes with respect to 2006, as calculated in accordance with the proxy statement disclosure rules and Financial Accounting Standards Board Statement No. 123R, Share-Based Payment. The assumptions we used under FAS 123R are: for 2003 SAR awards, expected volatility of 25%, a risk-free interest rate of 3.1%, a dividend rate of 2.1%, and an expected exercise date of 2009; for 2005 SAR awards, expected volatility of 24.1% to 31.9%, a risk-free interest rate of 4.1% to 4.3%, a dividend rate of 2.0%, and an expected exercise date of 2010 to 2014; for 2006 SAR awards, expected volatility of 15.5% to 32.5%,

Summary Compensation Table

(continued from previous page)

SAR awards ($)		Non-equity incentive plan compensation ($)	Change in pension value & nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(f) (5)		(g)	(h)	(i)	(j)
$725,610		$0	$626,392	$284,470	$2,333,703

$50,273		$0	$0	$500,000	$1,055,798

$(268,672	) (6)	$0	$129,846	$45,117	$(438,709)

$139,103		$0	$140,715	$29,183	$706,946

$117,816		$105,400	$271,703	$49,326	$938,923

$54,337		$0	$161,936	$35,914	$601,059

a risk-free interest rate of 4.6% to 5.0%, a dividend rate of 1.7%, and an expected exercise date of 2011 to 2015; stock prices of $26.51 for the 2003 performance share awards, $36.94 for the 2004 performance share awards, $41.05 for the 2005 performance share awards, and $48.60 ($45.70 for Mr. Corsi’s awards) for the 2006 performance share awards; expected performance share payouts of 67% or 76% (depending on the terms of the award); a stock price of $45.70 for Mr. Corsi’s restricted stock unit grant; and a 0% forfeiture rate for all awards.

(6)   When Mr. Ritchie resigned as an employee, he forfeited 30,000 SARs granted in 2002, 12,280 performance shares and 15,000 SARs granted in 2003, 12,400 performance shares granted in 2004, 9,900 performance shares and 5,775 SARs granted in 2005, and 11,000 performance shares and 8,500 SARs granted in 2006. These numbers reflect the reversal of expenses previously recognized in our financial statements for the years 2002-2006, as required by FAS 123R.

Discussion of Summary Compensation Table

Column (c) – Salary. These amounts include base salary the executive contributed to our 401(k) plan and (for everyone except Ms. Long) to our nonqualified deferred compensation plan. The Nonqualified Deferred Compensation Table on page 40 has more information.

The Compensation Committee reviewed the performance and base salaries of the named executives at its February and March 2006 meetings, and approved the following base salary increases, effective March 1, 2006:

•       Mr. Johns – 6.7%

•       Mr. Ritchie – 7.5%

•       Mr. Bielen – 6.7%

•       Ms. Long – 10.6%

Column (d) – Bonuses. We paid Mr. Corsi this bonus on March 15, 2007. (He had to remain employed with us until that date to get the bonus.) Mr. Corsi expected to receive a similar bonus from his previous employer in 2007. This bonus replaces the lost bonus opportunity and rewards Mr. Corsi for his performance since joining us. The Compensation Committee reviewed and approved this bonus.

Column (e) – Stock Awards. These values include performance share grants to the named executives. Mr. Corsi’s number also includes the value of a restricted stock unit grant. The Grants of Plan-Based Awards Table on page 30 has more information

Column (f) – SAR Awards. These values include stock appreciation rights granted to the named executives. The Grants of Plan-Based Awards Table on page 30 has more information.

Column (g) – Non-equity incentive plan compensation. These amounts show the annual cash incentives payable in March 2007 under our Annual Incentive Plan for 2006 performance. The Grants of Plan-Based Awards Table on page 30 has more information about this incentive opportunity.

Column (h) – Change in pension value and nonqualified deferred compensation earnings. These amounts represent the 2006 increase in the present value of the named executive’s benefits under our tax-qualified defined benefit pension plan, our nonqualified defined benefit excess pension plan, and (for Mr. Briggs) a special supplemental service arrangement. The total increase for each executive was divided between the plans as follows:

Name	Tax-qualified	Nonqualified	Service Supplement
Johns	$25,940	$600,389	$0
Ritchie	$14,350	$115,496	$0
Bielen	$12,943	$127,772	$0
Briggs	$49,805	$255,493	$(33,595)
Long	$23,891	$138,045	$0

The Pension Benefits Table on page 38 has more information.

The named executives have account balances in our nonqualified deferred compensation plan. (The Nonqualified Deferred Compensation Table on page 40 has more information.) The earnings on an executive’s balance reflect the earnings of investments selected by that executive. These earnings are the same as for any other investor in these investments, and we do not provide any above-market or preferential earnings rates.

Column (i) – All other compensation. These amounts include the following:

All Other Compensation Table

Name	401(k) matching	Nonqualified deferred compensation plan contributions	Dividend equivalents	Financial planning program	Other perquisites
Johns	$8,400	$78,003	$183,410	$12,416	$2,241
Corsi	$0	$500,000	$0	$0	$0
Ritchie	$8,400	$32,593	$0	$4,124	$0
Bielen	$8,400	$20,783	$0	$0	$0
Briggs	$8,400	$24,713	$0	$12,124	$1,089
Long	$8,400	$14,258	$0	$12,133	$1,123

401(k) Matching. Our employees can contribute a portion of their salary, overtime and cash incentives to our tax-qualified 401(k) plan and receive a dollar-for-dollar company matching contribution. The maximum match is 4% of the employee’s eligible pay. The table shows the matching received by the named executives in 2006.

Nonqualified Deferred Compensation Plan Contributions. The table includes contributions that we made to each named executive’s account under our nonqualified deferred compensation plan. The Nonqualified Deferred Compensation Table on page 40 has more information.

Dividend Equivalents. The table includes dividend equivalents that Mr. Johns elected to receive in cash, instead of having them reinvested in our nonqualified deferred compensation plan.

Financial Planning Program. We have engaged a third party to provide a financial and tax planning program for certain senior officers. We believe this program helps the officers plan their financial future, while minimizing the distractions and time normally required.

We pay the provider’s fees and travel expenses. The amount of these payments is included in the table. These payments are taxable income to the officer. We do not provide a tax “gross up,” and the appropriate taxes are withheld from the officer’s pay.

Other Perquisites. We pay for dining club memberships for Messrs. Johns and Briggs and Ms. Long. The amount of these membership fees is included in the table. We reimburse the officers for business-related meals in accordance with our regular policies. They pay for all personal meals.

Our Board of Directors has adopted a corporate aircraft policy. Under this policy, family members or guests of our employees may travel on a corporate aircraft if the aircraft is making a business-related flight, the aircraft has empty seats, and the flight plan does not need to be changed to include special landings or additional destinations. We do not believe we incur any measurable additional costs under this policy. We assess the employee with imputed taxable income as required by the Internal Revenue Code. For 2006, we assessed Mr. Johns $1,133 in imputed taxable income under to this policy. This amount is included in the table.

We reimburse our employees for customary and reasonable expenses associated with business travel and meals. We also reimburse expenses incurred by an employee’s spouse to attend an event, meeting or conference to which the spouse has been invited. These amounts are not considered compensation and are not included in this table.

Grants of Plan-Based Awards

This table has additional information about:

•       the stock and SAR awards shown in columns (e) and (f) of the Summary Compensation Table, and

•       the AIP incentive opportunities granted for 2006 (which were payable in March 2007 and are shown in column (g) of the Summary Compensation Table).

Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant date	Committee meeting date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)
Johns	3/3/06	3/3/06	$264,000	$800,000	$1,600,000
	3/3/06	3/3/06
	3/3/06	3/3/06
Corsi (1)	9/25/06	9/6/06
	9/25/06	9/6/06
	9/25/06	9/6/06
	9/25/06	9/6/06
Ritchie	3/3/06	3/3/06	$132,000	$400,000	$800,000
	3/3/06	3/3/06
	3/3/06	3/3/06
Bielen	3/3/06	3/3/06	$79,200	$240,000	$480,000
	3/3/06	3/3/06
	3/3/06	3/3/06
Briggs	3/3/06	3/3/06	$70,125	$212,500	$425,000
	3/3/06	3/3/06
	3/3/06	3/3/06
Long	3/3/06	3/3/06	$100,375	$200,750	$401,500
	3/3/06	3/3/06
	3/3/06	3/3/06

(1)          Mr. Corsi became an employee on September 25, 2006.

Grants of Plan-Based Awards Table
(continued from previous page)

				All other SAR
			All other	awards:
Estimated Future Payouts of Shares			stock awards:	number of
Under Equity Incentive Plan Awards			number of	securities		Grant date
			shares of	underlying	Base price of	fair value of
Threshold (#)	Target (#)	Maximum (#)	stock or units (#)	SARs (#)	SAR awards ($/Sh)	stock and SAR awards (3)
(g)	(h)	(i)	(j)	(k)	(l)	(m)

10,725	32,500	55,250				$2,005,965
				25,300	$48.60	$382,093
1,200	3,600	6,120				$112,313
2,063	6,250	10,625				$230,850
			6,500			$297,050
				35,070	$45.70	$444,651

3,630 (2)	11,000 (2)	18,700 (2)				$678,942
				8,500 (2)	$48.60	$128,371

2,376	7,200	12,240				$444,398
				5,600	$48.60	$84,574

1,881	5,700	9,690				$351,815
				4,500	$48.60	$67,962

1,254	3,800	6,460				$234,544
				3,000	$48.60	$45,307

(2)          This award was forfeited when Mr. Ritchie resigned as an employee on November 30, 2006.

(3)          These numbers show the fair value, as of the date of the grant, of awards made in 2006. These numbers were calculated in accordance with the proxy statement disclosure rules and Financial Accounting Standards Board Statement No. 123R, Share-Based Payment. The assumptions we used under FAS 123R are: for 2006 SAR awards, expected volatility of 15.5% to 32.5%, a risk-free interest rate of 4.6% to 5.0%, a dividend rate of 1.7%, and an expected exercise date of 2011 to 2015; a stock price of $48.60 ($45.70 for Mr. Corsi’s awards) for the 2006 performance share awards; expected performance share payouts of 67% or 76% (depending on the terms of the award); a stock price of $45.70 for Mr. Corsi’s restricted stock unit grant; and a 0% forfeiture rate for all awards.

Discussion of Grants of Plan-Based Awards Table

Columns (d), (e) and (f) – Estimated future payouts under non-equity incentive plan awards. On March 3, 2006, the Compensation Committee granted 2006 target incentive opportunities to the named executives as follows:

•       Johns – 100% of salary

•       Ritchie – 80% of salary

•       Bielen – 60% of salary

•       Briggs – 50% of salary

•       Long – 55% of salary

The Committee established these performance goals for the named executives:

Goal	Minimum (33% payout)	Target (100% payout)	Maximum (200% payout)
OEPS	$3.65	$3.88	$4.10
LAD/WCL Pre-tax Operating Earnings	$167M	$188M	$196M

The only performance goal for Messrs. Johns, Ritchie and Bielen and Ms. Long was our operating earnings per share (OEPS). The performance goals for Mr. Briggs were (a) OEPS – one-third; and (b) the pre-tax operating earnings (in millions) of our Life and Annuity Division (including West Coast Life, but excluding the effects of deferred acquisition cost adjustments) – two-thirds.

Performance below the minimum would result in no payout. We interpolate if performance is between the minimum and the target, or between the target and the maximum, to determine the percentage to pay. At its March 2007 meeting, the Compensation Committee determined that our OEPS was $3.39 and LAD’s pre-tax operating earnings were $190.9 million. The Committee decided to reduce the payment made to Mr. Briggs to take into account the overall performance of LAD, as measured by other AIP performance goals for the division. The AIP incentives for 2006 were paid on March 15, 2007, and are shown in column (g) of the Summary Compensation Table on pages 26-27.

Columns (g), (h) and (i) – Estimated future payouts under equity incentive plan awards – March 3, 2006 awards. On March 3, 2006, the Compensation Committee granted performance share awards under our Long-Term Incentive Plan to the named executives (other than Mr. Corsi, who received the grant discussed below when he began employment) and 60 other officers and key employees. The named executives received the following performance share grants:

•       Johns – 32,500

•       Ritchie – 11,000

•       Bielen – 7,200

•       Briggs – 5,700

•       Long – 3,800

Payment of the awards will be based on a comparison of our average return on average equity (ARAE) for a 4-year period (2006-2009) to that of the 40 company peer group of insurance and financial services companies. A company that is acquired or exits the industry during the 4-year period is ranked below us for comparison purposes.

The performance shares awarded to the named executives will be paid according to this schedule:

If our ARAE (out of 41 total companies) is –	Award earn- out is –
25th or worse (below 40th percentile)	0%
24th (40th percentile)	33%
21st (50th percentile)	50%
10th (75th percentile)	125%
4th or better (90th percentile)	170%

We interpolate if performance is between the 40th percentile and the 50th percentile, between the 50th percentile and the 75th percentile, or between the 75th percentile and the 90th percentile, to determine the exact percentage to pay. Earned awards are paid as soon as we have made the necessary determinations and the Committee has approved the pay-outs, which is usually about 5 months after the end of the 4-year award period.

If a performance share recipient’s employment ends due to death, disability, retirement at age 65, or early retirement under our pension plan (at our request or with our consent), the performance shares will be paid out based on performance as of the end of the previous year. The amount paid out would be reduced to reflect the number of months remaining between the date employment terminated and the end of the 4-year award period. The Committee may also pay out performance shares using this formula if a recipient’s employment ends due to the sale of a business unit or a major reduction of our workforce.

Performance share pay outs are made in shares of our common stock (except for a portion payable in cash equal to the tax withholding obligation on the payment).

Columns (g), (h) and (i) – Estimated future payouts under equity incentive plan awards – September 2006 awards to Mr. Corsi. On September 6, 2006, the Compensation Committee granted performance shares to Mr. Corsi under our Long-Term Incentive Plan. The awards became effective when he joined us on September 25, 2006. These awards will align Mr. Corsi’s interests to those of our share owners, and give him performance objectives like those of our other senior officers. In addition, these awards replace performance awards that Mr. Corsi lost by leaving his former employer.

Payment of one award (3,600 performance shares) will be based on a comparison of our average return on average equity for the 4-year period 2005-2008 to that of the 40 company peer group that we used for other 2005-2008 awards. Payment of the second award (6,250 performance shares) will be based on a comparison of our ARAE for the 4-year period 2006-2009 to that of the 40 company peer group that we used for other 2006-2009 awards. The earn-out schedule and other terms are the same as those for the March 3, 2006 grants.

Column (j) – All other stock awards: number of shares of stock or units. On September 6, 2006, the Compensation Committee granted restricted stock units to Mr. Corsi under our Long-Term Incentive Plan. The award became effective when he joined us on September 25, 2006. This award will align Mr. Corsi’s interests to those of our share owners, and compensate him for restricted stock units that he lost by leaving his former employer.

The restricted stock units will earn dividend equivalents until they vest. Each time we pay a dividend on our stock, we will credit Mr. Corsi’s account with additional restricted stock units by:

•       multiplying the dividend paid per share by the number of restricted stock units, and

•       dividing that amount by the closing price of our stock on the dividend record date.

The restricted stock units will vest as follows:

•       one-third of his restricted stock units on September 25, 2007 will vest on that date,

•       one-half of his remaining unvested restricted stock units on September 25, 2008 will vest on that date, and

•       the remainder of his unvested restricted stock units will vest on September 25, 2009.

The restricted stock units will also vest if Mr. Corsi’s employment ends due to death, disability, retirement at age 65, or early retirement (at our request or with our consent). Any unvested restricted stock units will be forfeited if his employment ends for other reasons.

Vested restricted stock units are paid in shares of our common stock (except for a portion payable in cash equal to the tax withholding obligation on the payment).

Column (k) – All other SAR awards: number of securities underlying SARs – March 3, 2006 awards. On March 3, 2006, the Compensation Committee granted stock appreciation rights to the named executives under our Long-Term Incentive Plan (other than Mr. Corsi, who received the grant discussed below when he began employment). The base price of each SAR (shown in column (l)) is the closing price of our stock on that date.

The SARs become exercisable in 4 equal annual installments, beginning March 3, 2007. An officer who exercises an SAR receives the difference between the value of our common stock at the time of exercise and the SAR’s base price. This “spread” is payable in shares of our common stock (except for a portion payable in cash equal to the tax withholding obligation due upon the SAR exercise). If the officer exercises SARs and goes to work with one of our competitors within a year of the SAR exercise, we have the right to recover the spread from all SAR exercises that occurred within the year before the officer terminated employment. The SARs terminate on March 3, 2016, if they have not been exercised or otherwise cancelled.

The SARs also become exercisable if the officer’s employment ends due to death, disability or early or normal retirement, in which case they remain exercisable for 3 years (but not past March 3, 2016). If employment terminates for any other reason, any unexercised SARs are immediately cancelled. The Committee may make the exercise date of SARs earlier, or give an SAR recipient additional time to exercise (but not later than March 3, 2016), if it believes such an action is appropriate.

Column (k) – All other SAR awards: number of securities underlying SARs – September 2006 award to Mr. Corsi. On September 6, 2006, the Compensation Committee granted stock appreciation rights to Mr. Corsi under our Long-Term Incentive Plan. The Committee made the award effective when Mr. Corsi joined us on September 25, 2006, and set the base price as the closing price of our stock on that date. The award will align Mr. Corsi’s interests to those of our share owners, and compensate him for SARs that he lost by leaving his former employer.

These SARs will become exercisable in 3 annual installments of 8,770 SARs beginning September 25, 2007, with the remaining 8,760 SARs becoming exercisable on September 25, 2010. The SARs have a termination date of September 25, 2016. The other terms of these SARs are the same as those of the March 3, 2006 awards.

Change of Control.   Special vesting and payment provisions apply to performance share, SAR and restricted stock unit awards if we have a change of control. See page 42 for more information.

Outstanding Equity Awards

This table has information about the named executives’ outstanding equity awards at December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End Table

	SAR Awards						Stock Awards
Name (a)	Number of securities underlying unexercised SARs exercisable (#) (b)		Number of securities underlying unexercised SARs unexerisable (#) (c) (2)		SAR base price ($) (d)	SAR expiration date (e)	Number of shares or units of stock that have not vested (#) (f)		Market value of shares or units of stock that have not vested ($) (g) (9)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (h) (10)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (i) (9)
Johns	166,302		0		$22.31	3/6/2010
	0		300,000	(3)	$32.00	3/4/2012
	5,800		17,400	(4)	$41.05	3/4/2015
	0		25,300	(5)	$48.60	3/3/2016
										17,450	(11)	$828,875
										29,800	(12)	$1,415,500
										40,625	(13)	$1,926,688
Corsi	0		35,070	(6)	$45.70	9/25/2016
							6,530	(8)	$300,380
										3,600	(12)	$171,000
										7,813	(13)	$371,118
Ritchie	0	(1)	0	(1)	—	—				0	(1)	$0	(1)
Bielen	17,317		0		$22.31	3/6/2010
	0		15,000	(3)	$32.00	3/4/2012
	0		50,000	(7)	$26.49	3/3/2013
	1,175		3,525	(4)	$41.05	3/4/2015
	0		5,600	(5)	$48.60	3/3/2016
										3,200	(11)	$152,000
										6,100	(12)	$289,750
										9,000	(13)	$427,500
Briggs	29,721		0		$22.31	3/6/2010
	0		30,000	(3)	$32.00	3/4/2012
	0		15,000	(7)	$26.49	3/3/2013
	1,500		4,500	(4)	$41.05	3/4/2015
	0		4,500	(5)	$48.60	3/3/2016
										4,100	(11)	$194,750
										7,700	(12)	$365,750
										7,125	(13)	$338,438
Long	17,962		0		$22.31	3/6/2010
	0		15,000	(3)	$32.00	3/4/2012
	700		2,100	(4)	$41.05	3/4/2015
	0		3,000	(5)	$48.60	3/3/2016
										2,150	(11)	$102,125
										3,700	(12)	$175,750
										4,750	(13)	$225,625

(1)          All of Mr. Ritchie’s SARs and performance shares were cancelled when his employment ended on November 30, 2006.

(2)          The regular SAR exercise schedules are shown in the following footnotes. In addition, the SARs become exercisable if the officer’s employment ends due to death, disability or retirement, in which case the SARs remain exercisable for 3 years (but not past the expiration date shown for those SARs). If employment terminates for any other reason, any unexercised SARs are immediately cancelled. The Committee may make the exercise date of SARs earlier, or give an SAR recipient additional time to exercise (but not later than the expiration date shown for those SARs), if it believes such an action is appropriate. See “Potential Payments upon Change of Control” on page 42 for information about SAR exercises if we have a change of control.

(3)          These SARs become exercisable on March 4, 2007.

(4)          These SARs become exercisable in 3 equal annual installments, beginning March 4, 2007.

(5)          These SARs become exercisable in 4 equal annual installments, beginning March 3, 2007.

(6)          8,770 SARs become exercisable on each of September 25, 2007, 2008 and 2009, and 8,760 become exercisable on September 25, 2010.

(7)          These SARs become exercisable on March 3, 2008.

(8)          Represents unvested restricted stock units. Mr. Corsi’s restricted stock units will vest as follows:

•       one-third of his restricted stock units on September 25, 2007 will vest on that date,

•       one-half of his remaining unvested restricted stock units on September 25, 2008 will vest on that date, and

•       the remainder of his unvested restricted stock units will vest on September 25, 2009.

The restricted stock units will also vest if Mr. Corsi’s employment ends due to death, disability, retirement at age 65, or early retirement (at our request or with our consent). Any unvested restricted stock units will be forfeited if his employment ends for other reasons. See “Potential Payments upon Change of Control” on page 42 for information about restricted stock unit vesting if we have a change of control.

(9)          Based on an assumed stock price of $47.50 per share, which was our closing stock price on December 31, 2006.

(10)   The actual number of shares earned will probably be different from these estimates. The performance level that we used for these estimates is based on the proxy statement disclosure rules. Payment of shares of common stock for a performance award is made in May or June of the year after the last year of the 4-year performance period.

If a performance share recipient’s employment ends due to death, disability, retirement at age 65, or early retirement (at our request or with our consent), the performance shares will be paid out based on performance as of the end of the previous year. The amount paid out would be reduced to reflect the number of months remaining between the date employment terminated and the end of the 4-year award period. The Committee may also pay out performance shares using this formula if a recipient’s employment ends due to the sale of a business unit or a major reduction of our workforce. See “Potential Payments upon Change of Control” on page 42 for information about performance share payout if we have a change of control.

(11)   Represents unvested and unearned performance shares for the 2004-2007 performance period, based on the assumption that the threshold performance goal for the grant will be achieved.

(12)   Represents unvested and unearned performance shares for the 2005-2008 performance period, based on the assumption that the target performance goal for the grant will be achieved.

(13)   Represents unvested and unearned performance shares for the 2006-2009 performance period, based on the assumption that the target performance goal for the grant will be achieved.

SAR Exercises and Earned Performance Shares

This table has information about:

•       SARs exercised by the named executives in 2006, and

•       an estimate of the performance shares earned by the named executives for the 4-year performance period ending December 31, 2006 and payable in 2007.

SAR Exercises and Stock Vested Table

	SAR Awards		Stock Awards
Name	Number of SARs exercised (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
(a)	(b)	(c)	(d)	(e)
Johns	150,000	$4,627,875	29,815	$1,416,203
Corsi	0	$0	0	$0
Ritchie	51,925	$740,295	0	$0
Bielen	15,000	$462,788	3,929	$186,637
Briggs	0	$0	5,115	$242,953
Long	15,000	$462,788	3,017	$143,317

Discussion of SAR Exercises and Stock Vested Table

Columns (b) and (c) – Number of SARs exercised; Value realized on exercise. Column (b) shows the number of SARs that the officer exercised during 2006. The “spread” payable upon SAR exercise was paid in shares of our common stock. Mr. Johns was paid 95,835 shares, Mr. Ritchie was paid 16,135 shares, and Mr. Bielen and Ms. Long were each paid 9,584 shares (without reduction for the tax withholding that was applied to the payments). Column (c) shows the value of the payments (without reduction for the tax withholding that was applied to the payments).

Column (d) – Number of shares acquired on vesting. The named executives (except Mr. Corsi and Mr. Ritchie) have performance share awards for the 2003-2006 performance period that will be payable in 2007. Earned awards will be payable in shares of our common stock. The information needed to determine the amount payable is not yet available, so these numbers are estimates.

Mr. Johns and Mr. Bielen have each elected to defer receipt of 94% of the shares of common stock that are payable under this performance share award. The amounts deferred will be credited to our nonqualified deferred compensation plan.

Column (e) – Value realized upon vesting. These estimated values are based on a stock price of $47.50 per share, which was the closing price of our common stock on December 31, 2006 (without reduction for the tax withholding that will be applied to the payments).

Post-Employment Benefits

This table has information about benefits payable to the named executives upon their retirement.

Pension Benefits Table

Name	Plan name	Number of years credited service (#)(1)	Present value of accumulated benefit ($)(2)
(a)	(b)	(c)	(d)
Johns	Pension	13	$246,780
	Excess Benefit	13	$2,508,567
Corsi	Pension	0	$0
	Excess Benefit	0	$0
Ritchie	Pension	5	$67,587
	Excess Benefit	5	$297,217
Bielen	Pension	16	$184,529
	Excess Benefit	16	$511,126
Briggs	Pension	34	$754,825
	Excess Benefit	34	$2,201,034
	Special Service Supplement	36	$127,877
Long	Pension	13	$242,837
	Excess Benefit	13	$463,535

(1)          The number of years of service that are used to calculate the executive’s benefit under each plan, as of December 31, 2006.

(2)          The actuarial present value of the executive’s benefit under each plan as of December 31, 2006. The valuation method and material assumptions that we used to calculate these amounts are discussed in note 12 of the footnotes to our 2006 financial statements.

Discussion of Pension Benefits Table

We have “defined benefit” pension plans to help provide our employees with retirement security.

Pension Plan. Almost all of our full-time employees (except employees of one subsidiary) participate in our tax qualified pension plan. The monthly benefit payable under the plan at normal retirement age (usually age 65) equals:

•       1.1% of the employee’s final average pay times years of service (up to 35 years), plus

•       0.5% of the employee’s final average pay over the employee’s Social Security covered pay times years of service (up to 35 years), plus

•       0.55% of the employee’s final average pay times years of service over 35.

Final average pay is the average of the employee’s pay for the 36 consecutive months that produces the highest average. Pay includes base salary, overtime and AIP incentives. Pay does not include performance shares, gains on SAR exercises, vesting of restricted stock units, or other extraordinary items.

Social Security covered pay is one-twelfth of the average of the Social Security wage bases for the 35-year period ending when the employee reaches age Social Security retirement age. The wage base is the maximum amount of pay for a year for which Social Security taxes are paid. Social Security retirement age is between age 65 and 67, depending on the employee’s date of birth.

The benefit formula determines the employee’s monthly benefit as a life annuity (that is, monthly payments until the employee dies). Unless special IRS rules apply, benefits are not paid before employment ends. Instead of taking a life annuity, the employee may elect to receive:

•       a 50%, 75% or 100% joint and survivor annuity (the employee receives a smaller benefit for life, and the employee’s designated survivor receives a benefit of 50%, 75% or 100% of the reduced amount for life), or

•       a 5, 10 or 15 year period certain and life annuity benefit (the employee receives a smaller benefit for life and, if the employee dies before the selected period, the employee’s designated survivor receives the reduced amount until the end of the period), or

•       a lump sum benefit, if present value of the employee’s benefit is $15,000 or less.

If an employee chooses one of these benefit options, the plan actuary uses the interest rate assumptions and mortality tables specified in the plan to adjust the benefit so it has the same value as the life annuity, as determined on an actuarial basis.

An employee whose employment ends before age 65 may begin benefit payments as early as age 55, if the employee had at least 10 years of service. (However, benefits may not begin before employment terminates.)  The plan actuary reduces this “vested” benefit below the level of the age 65 benefit to account for early commencement, so the benefit remains the actuarial equivalent of a benefit beginning at age 65.

If an employee retires after age 55 with at least 10 years of service, the employee may take an “early retirement” benefit, beginning immediately after employment ends. Mr. Briggs is eligible for early retirement. The early retirement benefit is based on the pension plan formula. The benefit is reduced below the level of the age 65 benefit; however, the reduction for an early retirement benefit is not as great as the reduction for early commencement of a vested benefit. (For example, the early retirement reduction at age 55 is 50%; the actuarial reduction (using the plan interest rates and mortality tables on December 31, 2006) was 62%. At age 62, the early retirement reduction is 20%, and the actuarial reduction was 26%.)

Nonqualified “Excess” Pension Plan. Benefits under our tax qualified pension plan are limited by the Internal Revenue Code. We believe we should pay our employees the total pension benefit they have earned, without imposing these Code limits. Therefore, like many large companies, we have a nonqualified “excess” benefit plan that makes up the difference between:

•       the benefit determined under the tax qualified plan formula, without applying these limits, and

•       the benefit actually payable under the tax qualified plan, taking these limits into account.

Benefits under the excess plan are paid at the same time and in the same form as the related benefits from our tax qualified pension plan. Payment is made from our general assets, and not from the assets of the tax qualified plan.

Special Service Supplement. At our request, Mr. Briggs worked for 2 years with an affiliated company of ours that did not participate in our pension plan. We agreed to give him credit for these 2 years of service when calculating his total pension benefit. Benefits under this special service supplement will be paid at the same time and in the same form as the benefits from our tax qualified pension plan and excess plan. Payment will be made from our general assets.

Nonqualified Deferred Compensation

This table has information about the named executives’ participation in our nonqualified deferred compensation plan.

Nonqualified Deferred Compensation Table

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
(a)	(b)(1)	(c)(2)	(d)	(e)(3)	(f)(3)
Johns	$4,968,892	$78,003	$872,172	$0	$13,167,322
Corsi	$4,167	$500,000	$5,771	$0	$509,938
Ritchie	$531,005	$32,593	$493,933	$2,439,628	$0
Bielen	$216,360	$20,783	$197,577	$0	$2,115,814
Briggs	$294,239	$24,713	$365,073	$0	$3,954,628
Long	$16,500	$14,258	$230,481	$0	$2,404,351

(1)          These amounts include the following amounts that are also included in column (c) (Salary) of the Summary Compensation Table (pages 26-27) as compensation paid to the officer in 2006:

•       Johns – $37,917

•       Corsi – $4,167

•       Ritchie – $45,250

•       Bielen – $15,167

•       Briggs – $28,510

The remainder of these amounts is the value of performance shares earned for the 2002-2005 performance period and paid to the named executive in May 2006. These amounts were compensation for 2005, and were reported (on an estimated basis) in last year’s proxy statement.

(2)          These contributions are also reported in column (i) (All other compensation) of the Summary Compensation Table (pages 26-27).

(3)          These amounts include the following amounts that have been reported as compensation to the officer in previous proxy statements:

•       Johns – $9,874,360

•       Ritchie – $1,603,519

•       Bielen – $1,231,060

•       Briggs – $2,624,340

•       Long – $1,562,562

Discussion of Nonqualified Deferred Compensation Table

Deferrals by Our Officers. The named executives and other key officers can elect to participate in our nonqualified deferred compensation plan. An officer who defers compensation under the plan does not pay taxes on the compensation at that time. Instead, the officer pays taxes on the compensation (and any earnings on the compensation) only when the officer receives the compensation and earnings from the plan.

Eligible officers may defer:

•       up to 25% of their base salary,

•       up to 94% of any AIP incentive, and/or

•       all or a portion of the shares of common stock payable when performance shares are earned.

An election to defer base salary for a calendar year must be made by December 31 of the previous year. An election to defer an AIP incentive for a calendar year must be made by June 30 of that year. An election to defer earned performance shares for a 4-year performance period must be made by June 30 of the last year in the performance period.

Deferred compensation accrues earnings based on the investment choices available under the plan. For deferred base salary and AIP incentives, the officer can choose between our common stock and 9 mutual funds. All earnings on deferred performance shares are based on the performance of our common stock. The 2006 investment returns for each of the investment choices were

Investment Choice	Return
AIM Mid Cap Equity A	11.1%
American Funds American Balanced R4	11.8%
American Funds Growth Fund R4	10.9%
Dodge & Cox Stock	18.5%
Neuberger Berman Genesis Tr	7.3%
Protective Stock Fund	10.5%
Templeton Foreign A	19.9%
Vanguard Total Stock Market Index	15.5%
Wells Fargo Cash Investment Money Market – Admin. Class	4.8%
Wells Fargo Index I	15.5%

An officer may elect to receive payments in a lump sum or in up to 10 annual installments. An officer may elect to receive a deferred amount (and earnings) upon termination of employment. The officer may not change this election. An officer may instead elect to receive a deferred amount (and earnings) on a fixed date (before the officer’s 70th birthday). An officer may also request a distribution if the officer has an extreme and unexpected financial hardship, as determined under IRS rules.

Supplemental Matching. We make supplemental matching contributions to the account of eligible officers. These contributions provide the officer with matching that we would otherwise contribute to our tax qualified 401(k) plan, but which we cannot contribute because of Internal Revenue Code limits on 401(k) plan matching. For a calendar year, the supplemental match that an officer receives is

•       the lesser of

–                    4% of the officer’s base salary and AIP incentive during the year (whether received in cash or deferred), and

–                    the amount the officer deferred under both our 401(k) plan and our nonqualified deferred compensation plan during the year, minus

•       the actual match the officer received in the 401(k) plan for that year, applying the Internal Revenue Code limits.

Supplemental matching contributions are credited to the officer’s account at the same time 401(k) matching contributions are made – in February or early March of the year after the year in which the related deferrals were made. Half of an officer’s supplemental matching has earnings that are based on the performance of our common stock. The officer can choose between our common stock and 9 mutual funds for the remaining matching.

Supplemental matching is paid only after termination of employment. The officer can elect payment in a lump sum or in up to 10 annual installments.

Corsi Deferral Account. As a part of our employment arrangement with Mr. Corsi, we contributed $500,000 to his deferred compensation plan account. He can choose between the 9 mutual funds that are available under the plan.

This contribution (and the related earnings) will vest over 5 years in 20% increments, beginning September 25, 2007. The vested amount will be paid in a cash lump sum when Mr. Corsi terminates employment (after reduction for tax withholding).

Other Provisions. Investment choices must be in 1% increments. An officer may transfer money between the mutual funds on any business day. An officer may not transfer money into or out of our common stock. An officer may elect to receive dividend equivalents on deferred stock in cash, instead of having them reinvested. We do not provide any above-market or preferential earnings rates, and do not guarantee that an officer’s investments will make money.

If an officer terminates employment due to death or disability, the officer’s plan balance is paid immediately in a lump sum. Also, if an officer terminates employment before early or normal retirement under our pension plan, the officer’s plan balance is paid immediately in a lump sum, regardless of the officer’s other elections.

Amounts invested in mutual funds are paid in cash. Amounts invested in our common stock are paid in shares of stock.

Potential Payments upon Change of Control

Change of Control. We have programs that apply if we have a change of control. A change of control occurs if:

•       someone acquires 15% or more of our stock, unless the acquisition occurs as part of a tender offer for all of our stock at a price and on terms that our Board of Directors decides is in our and your best interests, or

•       we merge with another company, unless either

–                    the members of our Board constitute the majority of the board of the new company, or

–                    our share owners own 50% or more of the new company’s stock, or

•       all or substantially all of our assets are sold or transferred in one transaction or a series of related transactions, or

•       the Board decides that a change of control has occurred. (This provision applies only to awards under our Long-Term Incentive Plan.)

Long-Term Incentive Plan. If we have a change of control, all outstanding performance share awards will be paid out at the 75th percentile level of performance (or the actual level of achievement at that time, if greater).

Before a change of control occurs, the Compensation Committee may decide that SARs and restricted stock units will remain outstanding, or will be replaced with other awards after the change of control occurs. The value and terms of these alternative awards must substantially equal those of the prior awards. If the Committee does not make this decision, then all restricted stock units would vest upon a change of control. Also, all SARs would be cancelled in exchange for a payment in cash or our common stock, based on the value of our stock on the date of the change of control.

Employment Continuation Agreements. We have employment continuation agreements with our named executives and other key officers. Under the agreements, the officer agrees to remain employed for 2 years after a change of control. During this 2-year period, the officer will be provided with base salary, annual cash incentive opportunities, long-term incentive opportunities, employee benefits and perquisites that are no less favorable than those the officer had before the change of control occurred. These obligations end if the officer dies, becomes disabled, is fired for “cause” or resigns. Under the agreements, “cause” means conviction of a felony, or extreme dishonesty, misconduct or violations of the agreement that materially damage our business or reputation.

If an officer is terminated without cause, or resigns for “good reason,” the officer receives special termination benefits if the termination occurs within 2 years after a change of control. Termination is for good reason if any of these events occurs without the officer’s written consent:

•       there is a material adverse change in the officer’s duties, authority or responsibilities,

•       we fail to provide the officer with the promised level of compensation during the 2-year employment period,

•       we require the officer to work in an office that is more than 20 miles from the office where they worked before the change of control, or

•       we fail to get a company that acquires us to agree to comply with the terms of the agreement.

The special termination benefits that we would have provided Messrs. Johns, Corsi, Bielen and Briggs under their “executive level” agreements if there had been a change of control on December 31, 2006 are:

(1)         a lump sum cash severance payment equal to 3 times the sum of:

•        the officer’s annual salary,

•        the average of the officer’s AIP incentive payments over the last 3 years, and

•        the average of the value of the long-term incentives granted to the officer over the last 3 years (excluding special or “one-time” grants).

(2)         a lump sum cash payment equal to the officer’s target AIP incentive for the year in which the officer’s termination occurs. (If termination is after December 31, the payment is based on the actual achievement of the performance goals for that year.)

(3)         a cash lump sum supplemental retirement benefit, determined by:

•        calculating the officer’s benefit at age 65 under our pension plan and excess benefit plan (and, for Mr. Briggs, his special service supplement), after giving the officer credit for 3 extra years of service,

•        subtracting the officer’s actual age 65 benefit under these plans, and

•        determining the actuarial lump sum value of the resulting amount, using the pension plan’s standard actuarial table and an interest rate of the 10-year Treasury Note rate plus 0.75%.

(4)         continuation of the officer’s medical, dental, disability and life insurance, and other welfare benefits, for 2 years after the officer’s termination date. (This obligation will also end if the officer gets comparable benefits from another employer.)

(5)         if the officer is subject to the excise tax imposed by the Internal Revenue Code on certain change of control payments, a tax reimbursement payment that will put the officer in the same after-tax position that the officer would be in if this tax did not apply.

If there had been a change of control on December 31, 2006, Ms. Long would have received the benefits listed under (2), (3), (4) and (5) above. Her lump sum cash severance payment under her “senior officer level” agreement would have equaled 2 times the sum of:

•       her annual salary, and

•       the average of her AIP incentive payments over the last 3 years.

The agreements have a 3-year initial term. The agreements extend for another year each May 1, unless the Board decides not to extend an officer’s agreement and notifies the officer at least 30 days before the May 1 extension date.

Ms. Long now has an executive level agreement, and Mr. Briggs now has a senior officer level agreement.

Nonqualified Deferred Compensation Plan; Excess Benefit Plan. Mr. Corsi’s special deferral account will vest upon a change of control. Upon a change of control, an officer who has investments in company stock will be able to transfer those balances to the other investments available under the plan. Also, if an officer’s employment is terminated after a change of control, the officer’s benefits under our excess benefit plan will be paid in a cash lump sum using the pension plan’s standard actuarial table and an interest rate of the 10-year Treasury Note rate plus 0.75%.

Summary of Benefits. The following table shows the benefits that would have been paid under the L-TIP and the employment continuation agreements if there had been a change of control on December 31, 2006, and the named executives had been terminated without cause on that date. Mr. Ritchie’s employment terminated on November 30, 2006, so he will not receive any change of control benefits.

Potential Payments upon Change of Control

Name	Performance shares (1)	Restricted stock units and deferred compensation (1)		SARs (1)	Severance payment	AIP incentive	Supplemental retirement benefit	Medical and other benefits	Excise tax payment	Total
Johns	$6,684,352	$0		$4,762,230	$10,026,531	$800,000	$528,043	$195	$5,352,464	$28,153,815
Corsi	$584,868	$820,113	(2)	$63,126	$2,874,000	$240,000	$0	$19,788	$1,162,934	$5,764,829
Bielen	$1,290,043	$0		$1,305,736	$2,963,301	$240,000	$104,175	$19,788	$1,376,062	$7,299,105
Briggs	$1,439,165	$0		$794,175	$3,076,890	$212,500	$0	$19,788	$1,105,875	$6,648,393
Long	$793,051	$0		$238,545	$1,209,000	$200,750	$69,036	$19,378	$579,540	$3,109,300

(1)          Based on an assumed stock price of $47.50 per share, which was our closing stock price on December 31, 2006, and disregarding that portion of the value of the 2003 performance share award that was actually earned as of December 31, 2006.

(2)          Restricted stock units with a value of $310,175, and deferred compensation with a value of $509,938.

Director Compensation

This table has information about the 2006 compensation of our non-employee directors.

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($) (3)		Total ($)
(a)	(b)	(c)		(d)
J. Gary Cooper	$45,500	$39,176		$84,676
H. Corbin Day	$46,600	$39,176		$85,776
James S.M. French	$60,100	$39,176		$99,276
Thomas L. Hamby	$40,400	$39,176		$79,576
Donald M. James (1)	$14,300	$0		$14,300
Vanessa Leonard	$50,400	$39,176		$89,576
Charles D. McCrary	$40,400	$39,176		$79,576
John J. McMahon, Jr.	$45,400	$39,176		$84,576
Malcolm Portera	$46,900	$39,176		$86,076
C. Dowd Ritter	$36,200	$39,176		$75,376
William A. Terry	$47,600	$39,176		$86,776
W. Michael Warren, Jr.	$42,500	$39,176		$81,676
Vanessa Wilson (2)	$10,300	$22,548	(4)	$32,848

(1)          Mr. James did not stand for re-election at our 2006 annual meeting of share owners, and left the Board on May 1, 2006.

(2)          Ms. Wilson joined our Board on October 4, 2006.

(3)          Each director (except Mr. James and Ms. Wilson) was granted 800 shares of our common stock on May 1, 2006. This grant was made under our Stock Plan for Non-Employee Directors, which is described below. The amount in the table is based on the closing price of our stock on May 1, 2006 (as adjusted to reflect a pending dividend payment).

(4)          Ms. Wilson was granted 467 shares of our common stock on November 6, 2006. This grant was made under our Stock Plan for Non-Employee Directors, which is described below. The amount in the table is based on the closing price of our stock on February 15, 2007 (the date the shares were actually issued).

Discussion of Director Compensation Table

Column (b) – Fees earned or paid in cash. We pay director compensation only to directors who are not our employees. The 2006 cash pay components were:

Cash Retainer Fees

•       Board membership – $5,000 per quarter

•       Additional retainer for Audit Committee chair – $3,750 per quarter ($1,250 for the first quarter only)

•       Additional retainer for other Board committee chairs – $1,250 per quarter

Cash retainers are paid in February, May, August and November.

Meeting Attendance Fees

•       Board meeting (or per day for multi-day meetings):

–       out-of-town director in person – $2,600

–       out-of-town director by telephone – $1,500

–       in-town director – $1,500

•       Board committee meeting – $1,200

For meetings held in Birmingham, our out-of-town directors are Mr. Cooper, Ms. Leonard, Dr. Portera and Ms. Wilson.

Stock Plan for Non-Employee Directors. We believe that director compensation should be tied to your interests as share owners. Therefore, we pay a significant percentage of director compensation in our common stock.

Each year, the Board of Directors may grant each non-employee director shares of our stock as part of their annual retainer. The maximum grant is 2,000 shares per director per year. Grants are made under our Stock Plan for Non-Employee Directors, which you approved in 2004. We may issue no more than 100,000 shares under the plan before its scheduled May 1, 2014 termination date.

Deferred Compensation Plan for Directors Who Are Not Employees of Protective. Directors may elect to defer their compensation. They may defer cash amounts into a common stock equivalent or an interest-bearing equivalent (earning interest at the 30-day LIBOR rate plus 0.75%). Directors may defer stock compensation only as common stock equivalents. We do not provide any above-market or preferential earnings rates, and do not guarantee that a director’s investments in common stock equivalents will make money.

Amounts deferred into the interest-bearing equivalent are payable in cash. Amounts deferred as common stock equivalents are payable as shares of stock.

Air Travel and Expense Reimbursement. Directors may use our corporate aircraft for travel to and from our Board meetings. We reimburse our directors for customary and reasonable expenses associated with business travel. We also reimburse expenses incurred by a director’s spouse to attend an event, meeting or conference to which the spouse has been invited. These amounts are not considered compensation and are not included in this table.

Stock Ownership Guidelines. Our directors are expected to own our stock (or stock equivalents held under our deferred compensation plan) with a value of at least 3 times the annual retainer. If a director does not own this amount when first elected, the director must retain shares of stock until this level is met.

Compensation Committee Report

The Compensation and Management Succession Committee reviewed and discussed with management the Compensation Disclosure and Analysis that begins on page 19. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in this proxy statement.

COMPENSATION AND MANAGEMENT
SUCCESSION COMMITTEE
H. Corbin Day, Chairman
Thomas L. Hamby
C. Dowd Ritter

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives; discussions with management and the auditors; and the experience of the Audit Committee members in business, financial and accounting matters. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. In its oversight role, the Committee relies on the work and assurances of:

•       Protective’s management, who has the primary responsibility for the establishment and maintenance of systems of internal controls and for the preparation, presentation and integrity of the financial statements and other financial information included in Protective’s Annual Report; and

•       Protective’s independent accountants, who are responsible for planning and performing an independent audit of Protective’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the Committee has:

•       reviewed and discussed the audited consolidated financial statements with management, who represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles and practices generally accepted in the United States;

•       discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), including their judgment as to the quality not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure in the financial statements; and

•       received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the independent accountants its independence from the Company and its management and considered the compatibility of non-audit services provided by the independent accountants with auditor independence.

The Committee discussed with Protective’s internal auditors and the independent accountants the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of Protective’s internal controls, and the overall quality of Protective’s financial reporting. The Committee also meets regularly in executive session.

Based on the reviews and discussions referred to above and in reliance on management’s representations and the independent accountants’ report with respect to the financial statements, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Committee also appointed PricewaterhouseCoopers LLP as Protective’s independent accountants for the fiscal year ending December 31, 2007.

AUDIT COMMITTEE

James S. M. French, Chairman

Vanessa Leonard

William A. Terry

W. Michael Warren, Jr.

Vanessa Wilson

Independent Accountant Fees and Services

The following table shows the aggregate fees billed by PricewaterhouseCoopers LLP for 2006 and 2005 with respect to various services provided to Protective and its subsidiaries.

Type of Fees	2006	2005
	($ in millions)
Audit Fees	$4.8	$3.7
Audit-Related Fees	0.3	0.1
Tax Fees	0.7	0.6
All Other Fees	0.0	0.0
Total	$5.8	$4.4

The 2005 Audit Fees shown above are $0.1 million higher than reported in our 2005 proxy statement due to additional audit work related to three of our small subsidiaries.

Audit Fees. Audit Fees were for professional services rendered for the audits of our consolidated financial statements, including:

•       the attestation report on management’s assessment of our internal control over financial reporting,

•       statutory audits of subsidiaries,

•       issuance of comfort letters and consents, and

•       assistance with review of documents filed with the SEC and other regulatory authorities.

Audit-Related Fees. Audit-Related Fees were for:

•       assurance and related services related to employee benefit plan audits,

•       due diligence and accounting consultations in connection with acquisitions,

•       attest services that are not required by statute or regulation, and

•       consultations concerning financial accounting and reporting standards.

Tax Fees. Tax Fees were for services related to:

•       tax compliance, including the preparation of tax returns and claims for refund,

•       tax planning and tax advice, including:

–      assistance with tax audits and appeals,

–      advice related to acquisitions,

–      tax services for employee benefit plans, and

–      requests for rulings or technical advice from tax authorities.

All Other Fees. All Other Fees include fees that are appropriately not included in the Audit, Audit-Related, and Tax categories.

Pre-Approval of Independent Accountant Services

On March 5, 2007, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP to render audit and non-audit services for us and our subsidiaries for the period ended March 2008. The Audit Committee’s policy is to pre-approve, generally for a 12-month period, the audit, audit-related, tax and other services provided by the independent accountants to us and our subsidiaries. Under the pre-approval process, the Committee reviews and approves specific services and categories of services and the maximum aggregate fee for each service or service category. Performance of any additional services or categories of services, or of services that would result in fees in excess of the established maximum, requires the separate pre-approval of the Committee or a member of the Committee who has been delegated pre-approval authority. The Audit Committee or its Chairman pre-approved all Audit, Audit-Related, Tax and Other services performed for us by PricewaterhouseCoopers LLP with respect to fiscal year 2006.

In evaluating the selection of PricewaterhouseCoopers LLP as principal independent accountants for us and our subsidiaries, the Audit Committee considered whether the provision of the non-audit services described above is compatible with maintaining the independent accountants’ independence. The Committee determined that such services have not affected PricewaterhouseCoopers LLP’s independence. The Committee also reviewed the non-audit services performed in 2006 and determined that those services were consistent with our policy. In addition, the Audit Committee considered the non-audit professional services that PricewaterhouseCoopers LLP will likely be asked to provide for us during 2007, and the effect which performing such services might have on audit independence.

GENERAL INFORMATION

Electronic Delivery of Proxy Materials

We strongly encourage you to elect to receive future proxy materials electronically in order to conserve natural resources and help us reduce printing costs and postage fees. With electronic delivery, if you are a share owner of record, you will be notified as soon as the proxy materials are available on the Internet. To sign up for electronic delivery, please follow the instructions on your proxy card to vote using the Internet and, when prompted, indicate that you agree to receive or access share owner communications electronically in future years.

If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow your broker’s instructions.

Householding of Proxy Materials

We have adopted the SEC-approved procedure called ‘‘householding.’’  Under this procedure, share owners who have the same address and last name and do not participate in electronic delivery will receive only 1 copy of our proxy materials, unless 1 or more of these share owners notifies us that they wish to continue receiving individual copies. Share owners who participate in householding will continue to receive separate proxy cards. This procedure will reduce our printing costs and postage fees.

If you wish to continue to receive multiple copies of the proxy materials at the same address, you may request multiple copies by notifying us in writing or by telephone at:  Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, Telephone (205) 268-3573, Fax (205) 268-5547. You may revoke your consent to householding by notifying us at least 30 days before the mailing of proxy materials in March of each year. If you share an address with another share owner and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the address or telephone number given above.

Form 10-K Reports Available

Our Annual Report on Form 10-K is electronically available on our website (www.protective.com) and on the SEC’s website (www.sec.gov). You may receive a printed copy of this document, without charge, by mailing a request to:  Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, Telephone (205) 268-3573, Fax (205) 268-5547.

Incorporation by Reference

In our SEC filings, information is sometimes “incorporated by reference.”  This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this proxy statement contains several website addresses. These website addresses are intended to provide inactive, textual references only. The information on those websites is not part of this proxy statement.

Share Owner Proposals and Nominations for 2008 Annual Meeting

If a share owner wishes to have a qualified proposal considered for inclusion in next year’s proxy statement, the share owner must submit the proposal in writing to our Secretary at our principal executive office so that we receive it by December 1, 2007.

In addition, any share owner who intends to submit a proposal for consideration at our 2008 annual meeting, but not for inclusion in our proxy statement, or who intends to submit a nominee for election as a director at the meeting must notify our Secretary in writing. Under our Bylaws, such notice must be received at our principal executive office no earlier than February 7, 2008 and no later than March 8, 2008, and must satisfy specified requirements. You may receive a printed copy of our Bylaws by mailing a request to Protective Life Corporation, Corporate Secretary’s Office, P.O. Box 2606, Birmingham, Alabama 35202.

These advance notice provisions are in addition to, and separate from, the requirements that a share owner must meet in order to have a proposal included in the proxy statement under SEC rules.

APPENDIX A

PROTECTIVE LIFE CORPORATION
ANNUAL INCENTIVE PLAN

(As Amended and Restated as of January 1, 2007)

1.                 Purpose.

The purpose of the Plan is to enable the Company and its Subsidiaries to attract, retain, motivate and reward qualified officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance. The Plan is designed to assure that amounts paid to certain executive officers of the Company will not fail to be deductible by the Company for federal income tax purposes because of the limitations imposed by Code Section 162(m).

2.                 Definitions.

Unless the context requires otherwise, the following terms as used in the Plan shall have the meanings ascribed to each below.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Committee” shall mean the Compensation and Management Succession Committee of the Board (or such other committee of the Board as the Board may designate from time to time) or any subcommittee thereof comprised of two or more directors, each of whom is an “outside director” within the meaning of Code Section 162(m).

“Company” shall mean Protective Life Corporation.

“Covered Employee” shall have the meaning set forth in Code Section 162(m).

“Other Performance-Based Compensation” shall have the meaning set forth in Code Section 162(m).

“Participant” shall mean each officer or key employee of the Company or a Subsidiary whom the Committee designates as a participant in the Plan.

“Plan” shall mean the Protective Life Corporation Annual Incentive Plan, as set forth herein and as may be amended from time to time.

“Subsidiary” shall mean (1) any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and (2) any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

3.                 Administration.

The Committee shall administer and interpret the Plan; provided that the Plan shall be interpreted so that amounts payable hereunder to any Covered Employee shall be Other Performance-Based Compensation. The Committee shall establish performance objectives in accordance with Section 4 and shall certify whether such performance objectives have been achieved. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including (without limitation) expenses for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee, or any other person involved in the administration of the Plan, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

4.                 Incentive Payments.

(a)   Performance Criteria. On or before April 1 of each calendar year (or such other date as may be required or permitted under Code Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive an incentive payment for that year. For each Covered Employee, each performance objective shall state, in terms of an objective formula or standard, the method for computing the amount of the incentive payment payable to the Covered Employee if the objective is achieved. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: total shareholder return; stock price appreciation; operating earnings, net income, operating income or economic value added of the Company or a Subsidiary, division or business unit (including measures on a per share basis); return on equity, assets or invested capital; total return; assets, sales or revenues, or growth in assets, sales or revenues, of the Company or a Subsidiary, division or business unit; efficiency or expense management (such as unit cost); investment returns; premium income or earned premium; value of new business or sales; negotiation or completion of acquisitions, financings or similar transactions; or, for any Participant other than a Covered Employee, such other reasonable criteria as the Committee may determine. In any event, the performance criteria for a Covered Employee shall be established in a manner to qualify the incentive payments with respect thereto as Other Performance-Based Compensation.

(b)   Maximum Amount Payable. If the Committee certifies that any of the performance objectives established for the relevant year under Section 4(a) has been achieved, each Participant who is employed by the Company or one of its Subsidiaries on the last day of such year shall be entitled (subject to the provisions of Sections 4(c) and 4(d)) to receive an annual incentive payment. The annual incentive payment shall not exceed the lesser of 200% of such Participant’s base salary and $2,500,000. Unless the Committee shall otherwise determine, if a Participant’s employment terminates for any reason (including (without limitation) death, disability or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary) before the last day of the year for which the incentive payment is payable, such Participant shall receive an annual incentive payment equal to the amount the Participant would have received if the Participant had remained employed through the end of the year multiplied by a fraction, the numerator of which is the number of days that elapsed during the year in which the termination occurs before and including the date of the Participant’s termination of employment and the denominator of which is 365.

(c)   Negative Discretion. Any provision in Section 4(b) to the contrary notwithstanding, the Committee shall have the right, in its sole discretion, (1) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(b) based on individual performance or any other criteria that the Committee shall deem appropriate and (2) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(b).

(d)   Affirmative Discretion. Any other provision in the Plan to the contrary notwithstanding, (1) the Committee shall have the right, in its sole discretion, to pay to any Participant who is not a Covered Employee an

annual incentive payment for such year in an amount up to the maximum incentive payment payable under Section 4(b), based on individual performance or any other criteria that the Committee shall deem appropriate and (2) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum incentive payment in any calendar year, regardless of whether performance objectives are attained.

5.                 Payment.

Payment of any incentive payment determined under Section 4 shall be made to each Participant (subject to any valid deferral election made by the Participant) as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been achieved (or, in the case of any incentive payment payable under the provisions of Section 4(d), after the Committee determines the amount of any such payment) and, in any event and except as provided in the following sentence, no later than the March 15 immediately following the calendar year for which such incentive payment is payable. If making payment by such March 15 is administratively impracticable, the Company shall make payment as soon as reasonably practicable thereafter. The provisions of this Section 5 shall be administered so the Plan is not a plan of deferred compensation as provided in Code Section 409A.

6.                 General Provisions.

(a)   Effectiveness of the Plan. Prior to this amendment and restatement, the Plan was approved by the stockholders at the 2002 Annual Meeting of Share Owners and became effective with respect to calendar years beginning on or after January 1, 2002. The Plan, as amended and restated herein, shall be effective with respect to calendar years beginning on or after January 1, 2007 and ending on or before December 31, 2016, unless the term hereof is extended by action of the Board.

(b)   Amendment and Termination. Notwithstanding Section 6(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant with respect to any calendar year that has already commenced and no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as Qualified Performance-Based Compensation.

(c)   Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made after the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made on a form or in a manner approved by or acceptable to the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the payment shall be made to such beneficiaries in equal shares, unless the Participant has designated otherwise.

(d)   Delegation. Except where required by Code Section 162(m), the Committee may delegate authority for establishing performance objectives and for the certification of the achievement of such objectives for Participants who are not executive officers of the Company to the Chief Executive Officer or President of the Company.

(e)   No Right of Continued Employment. Nothing in the Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or its Subsidiaries.

(f)    Interpretation. Any Plan provision to the contrary notwithstanding, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to an award (such as the right to authorize payment of an incentive payment without regard to the achievement of the relevant performance objectives) if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as Other Performance-Based Compensation.

(g)   No Limitation to Corporate Action. Nothing in the Plan shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment to the eligible employees of other compensation, including (without limitation) base salaries, awards under any other plan of the Company or its Subsidiaries (whether or not approved by stockholders), any other incentive payments or bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments; provided that, if the stockholders of the Company do not approve the Plan at the 2007 Annual Meeting of Share Owners, the Plan set forth herein shall not be implemented.

(h)   Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under the Plan are not assignable or transferable except to (1) a corporation which acquires all or substantially all of the Company’s assets or (2) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(i)    Withholding. Any amount payable to a Participant or a beneficiary under the Plan shall be subject to any applicable federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required by law to deduct and withhold from such payment.

(j)    Severability. If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(k)   Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(l)    Headings. Headings are inserted in the Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

PROTECTIVE LIFE CORPORATION

Annual Meeting of Share Owners - May 7, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned share owner(s) of Protective Life Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 30, 2007, and hereby appoint(s) JOHN D. JOHNS and DEBORAH J. LONG, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Share Owners of Protective Life Corporation, to be held May 7, 2007 at 10:00 A.M., Central Time, at Protective Life Corporation, 2801 Highway 280 South, Birmingham, AL 35223, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side and as further described in the Proxy Statement for such meeting.

Comments:

(If you noted any comments above, please mark corresponding box on other side.)

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)

PROTECTIVE LIFE CORPORATION ATTN: INVENTORY SUPPLY ROOM 2801 HIGHWAY 280 SOUTH BIRMINGHAM, AL 35223

VOTE BY INTERNET -www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Protective Life Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Protective Life Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PRTLF1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROTECTIVE LIFE CORPORATION

THE DIRECTORS RECOMMEND A VOTE “FOR”
ITEMS 1, 2 AND 3

Vote On Directors					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect, as Directors of Protective Life Corporation, the nominees listed below.

	01)	H. Corbin Day	07)	John J. McMahon, Jr.	☐	☐	☐
	02)	James S. M. French	08)	Malcolm Portera
	03)	Thomas L. Hamby	09)	C. Dowd Ritter
	04)	John D. Johns	10)	William A. Terry
	05)	Vanessa Leonard	11)	W. Michael Warren, Jr.
	06)	Charles D. McCrary	12)	Vanessa Wilson

								For	Against	Abstain
Vote On Proposals

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants.							☐	☐	☐

3.	Proposal to approve the Company’s Annual Incentive Plan.							☐	☐	☐

4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned share owner(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For comments, please check this box and write them on the back where indicated.					☐

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)		Date